Exhibit 10.1

MIXED CAPITAL COMPANY CONTRACT

BETWEEN:

- The Committee of the Union of the Hebei Junfeng Prospecting Equipment Company, a legal entity, constituted in accordance with the laws of the People’s Republic of China, and having its head office in Xushui District, Hebei Province, People’s Republic of China, having as its legal representative Mrs FANG Lihua, President, of Chinese nationality, represented by Mr LI Haiyan, duly authorised to sign the present contract as described in appendix 23,

Hereafter referred to as the “UNION”

- The Dongfang Geological Prospecting Limited Liability Company, a legal entity, constituted in accordance with the law of the People’s Republic of China, and having its head office at 65 Fanyang Road, Zhuozhou, Hebei Province, People’s Republic of China, having as its legal representative Mr WANG Xiaomu, President, of Chinese nationality, represented by Mr XU Wenrong, duly authorised to sign the present contract, as described in appendix 23,

Hereafter referred to as “DONGFANG”

- The Xian General Factory for Oil Prospecting Equipment, an legal entity, constituted in accordance with the laws of the People’s Republic of China, and having its head office at 8 South Road Hong Zhuan, Xian, Shanxi Province, People’s Republic of China, having as its legal representative Mr SUN Peng, Chief Executive Officer, of Chinese nationality, duly authorised to sign the present contract as described in appendix 23,

Hereafter referred to as “XPEIC”

and

- Sercel, a company constituted in accordance with French laws, and having its head office at 16 Rue de Bel Air 44470 Carquefou, France, having as its legal representative Mr Thierry LE ROUX, President and Chief Executive Officer, of French nationality and duly authorised to sign the present contract, as described in appendix 23,

Hereafter referred to as “SERCEL”

Hereinafter referred to jointly as the “PARTIES” and individually as the “PARTY”

INDEX

1.	GENERAL PROVISIONS
2.	DEFINITIONS
3.	COMPANY’S NAME, ADDRESS AND LEGAL FORM
4.	COMPANY PURPOSE
5.	TOTAL INVESTMENT AND SHARE CAPITAL
6.	TRANSFER OF SHAREHOLDINGS
7.	RESPONSIBILITIES OF THE PARTIES DURING THE SETTING UP AND OPERATION OF THE COMPANY
8.	LAND AND BUILDINGS
9.	TECHNOLOGY
10.	CONFIDENTIALITY
11.	NON-COMPETITION
12.	PURCHASE OF EQUIPMENT AND RAW MATERIALS OR COMPONENTS
13.	PRODUCT MARKETING
14.	TRADEMARKS AND CORPORATE NAME
15.	PREPARATION COMMITTEE
16.	BOARD OF DIRECTORS
17.	GENERAL MANAGEMENT
18.	PERSONNEL
19.	TAXATION, ACCOUNTANCY, FINANCIAL AFFAIRS AND DISTRIBUTION OF PROFITS, AUDIT
20.	GUARANTEES
21.	INSURANCE
22.	DURATION
23.	REORGANISATION OF THE PARTIES
24.	RESPONSIBILITY FOR BREACH OF CONTRACT
25.	DISSOLUTION AND LIQUIDATION
26.	FORCE MAJEURE
27.	HARDSHIP
28.	MODIFICATIONS TO THE CONTRACT
29.	APPLICABLE LAW
30.	SETTLEMENT OF DISPUTES
31.	LANGUAGE
32.	PARTIAL INVALIDITY
33.	TERMS FOR EXERCISING AN OPTION TO BUY
34.	ENTRY INTO EFFECT OF THE CONTRACT AND MISCELLANEOUS PROVISIONS

APPENDICES:

1.	RIGHT TO USE THE LAND CERTIFICATE
2.	BUILDINGS OWNERSHIP CERTIFICATES AND/OR ATTESTATIONS
3.	EQUIPMENT OWNERSHIP CERTIFICATES AND/OR ATTESTATIONS
4.	SHAREHOLDING TRANSFER CONTRACT BETWEEN SERCEL AND THE UNION
5.	SHAREHOLDING TRANSFER CONTRACT BETWEEN XPEIC AND DONGFANG
6.	XPEIC’S ACTIVITIES
7.	CABLE 408 TECHNOLOGY LICENCE CONTRACT
8.	DONGFANG TECHNOLOGY LICENCE CONTRACT
9.	SERCEL TRADEMARK AND CORPORATE NAME LICENCE CONTRACT
10.	JUNFENG TRADEMARK AND CORPORATE NAME LICENCE CONTRACT
11.	DISTRIBUTION CONTRACT
12.	EMPLOYMENT CONTRACT
13.	LIST OF PRODUCTS (marketed under the JUNFENG TRADEMARK or under the COMBINED TRADEMARK)
14.	LIST OF TECHNOLOGIES OWNED BY JUNFENG AND LIST OF TECHNOLOGIES CONCEDED UNDER LICENCE TO JUNFENG BY DONGFANG
15.	LIST OF ASSETS WITH A MORTGAGE RIGHT OR THIRD PARTY RIGHT
16.	LIST OF EQUIPMENT NOT IN WORKING ORDER AND NOT AFFORDING NORMAL SAFETY CONDITIONS
17.	LIST OF BANK BORROWINGS
18.	LIST OF INSURANCE POLICIES
19.	LIST OF AGENTS AND DISTRIBUTORS
20.	LIST OF CONTRACTS AND AGREEMENTS CONCLUDED BY JUNFENG
21.	LIST OF DISPUTES AND COMPLAINTS AGAINST JUNFENG
22.	MINUTES OF THE JUNFENG GENERAL MEETING AND THE GENERAL MEETING OF SHAREHOLDER EMPLOYEES CONFIRMING THE SHAREHOLDING TRANSFERS AND JUNFENG’S REORGANISATION INTO A CHINESE AND FOREIGN CAPITAL COMPANY
23.	DONGFANG’S POWER XPEIC’S POWER UNION’S POWER SERCEL’S POWER
24.	USE OF THE COMPANY’S TECHNOLOGY IN CASE OF LIQUIDATION

GIVEN THAT:

(a) The Hebei Junfeng Prospecting Equipment Company (hereafter JUNFENG) is a limited liability company in which the UNION and DONGFANG held 75% and 25% respectively of the share capital.

(b) As part of a shareholding transfer contract signed on 26th November 2003, the UNION transferred shares to SERCEL such that after the transfer SERCEL holds 51% of JUNFENG’s capital and as part of a shareholding transfer contract signed on 26th November 2003, DONGFANG transferred shares to XPEIC such that after the transfer XPEIC holds 12% of JUNFENG’s capital.

(c) Following these transfers and amicable negotiations, the PARTIES decided to establish a company with Chinese and foreign capital by modifying JUNFENG’s legal form.

WHAT FOLLOWS HAS BEEN DECIDED AND AGREED:

ARTICLE 1 — GENERAL PROVISIONS

In accordance with the law of the People’s Republic of China concerning mixed capital companies and the other applicable Chinese laws and regulations, the UNION, DONGFANG, XPEIC and SERCEL, in observance of the principles of equality and reciprocity, and following amicable discussions, agreed to transform JUNFENG legally and establish a mixed capital company whose object is the development, production and marketing of the PRODUCTS.

ARTICLE 2 — DEFINITIONS

In the context of the present CONTRACT, the terms below are defined in the following manner:

APPROVING AUTHORITY refers to the Chinese authority charged with approving the present CONTRACT (in other words the local office of the Ministry of Trade).

BUILDINGS refers to the buildings described in the CERTIFICATE OF BUILDINGS OWNERSHIP and in the joint attestation of the UNION and DONGFANG enclosed in appendix 2.

CERTIFICATE OF RIGHT TO USE THE LAND refers to the certificate enclosed in appendix 1.

CERTIFICATES AND/OR ATTESTATIONS OF BUILDINGS OWNERSHIP refer to the certificates and/or attestations enclosed in appendix 2.

CERTIFICATES and/or ATTESTATIONS OF EQUIPMENT OWNERSHIP signify the certificates and/or joint attestations of the UNION and DONGFANG certifying that the equipment used by JUNFENG is its sole property and that JUNFENG has full use thereof, the said documents being enclosed in appendix 3.

CONTRACT refers to the present mixed capital company contract.

SHAREHOLDING TRANSFER CONTRACTS refer to the shareholding transfer contract signed between the UNION and SERCEL and the shareholding transfer contract signed between DONGFANG and XPEIC enclosed respectively in appendices 4 and 5.

DISTRIBUTION CONTRACT refers to the export marketing contract signed between SERCEL and the COMPANY enclosed in appendix 11.

“SERCEL” TRADEMARK AND CORPORATE NAME LICENCE CONTRACT refers to the contract enclosed in appendix 9 under which SERCEL concedes to the COMPANY a non-exclusive licence to use at no cost its trademark and name.

“JUNFENG” TRADEMARK AND CORPORATE NAME LICENCE CONTRACT refers to the contract enclosed in appendix 10 under which the UNION and DONGFANG concede to the COMPANY an exclusive licence to use at no cost the trademark and name JUNFENG.

CABLE 408 TECHNOLOGY LICENCE CONTRACT signed between SERCEL and the COMPANY refers to the contract enclosed in appendix 7.

DONGFANG TECHNOLOGY LICENCE CONTRACT refers to the contract signed between DONGFANG and the COMPANY enclosed in appendix 8.

TECHNOLOGY LICENCE CONTRACT refers to any other technology licence contract that may be signed subsequently by the COMPANY.

APPENDED CONTRACTS refers to:

–	the SHAREHOLDING TRANSFER CONTRACTS
–	the CABLE 408 TECHNOLOGY LICENCE CONTRACT
–	the DONGFANG TECHNOLOGY LICENCE CONTRACT
–	the SERCEL AND JUNFENG TRADEMARK AND CORPORATE NAME LICENCE CONTRACTS
–	the DISTRIBUTION CONTRACT
–	the EMPLOYMENT CONTRACT

EFFECTIVE DATE refers to the date on which the present CONTRACT, the MEMORANDUM AND ARTICLES OF ASSOCIATION and the SHAREHOLDING TRANSFER CONTRACT are approved by the APPROVING AUTHORITY, subject to the first paragraphs of articles 7.1 and 7.2 and article 15 which will become effective on the date the present CONTRACT is signed.

COMPANY INCORPORATION DATE refers to the date when the operating licence is issued to the COMPANY by the Trade and Industry Authorities.

RIGHT OF PRE-EMPTION refers to the priority right, if a PARTY wishes to transfer its shareholding, which each of the other shareholders has to buy the shareholding transferred on equivalent terms.

LAND USE RIGHT refers to the right to use the land transferred to the COMPANY, as described by the CERTIFICATE OF RIGHT TO USE THE LAND enclosed in appendix 1.

BANKRUPTCY signifies a company’s inability to meet its due debts. The COMPANY or one of the PARTIES, can only be regarded as being BANKRUPT by decision of a jurisdiction competent to pronounce BANKRUPTCY.

SUBSIDIARY refers to any company in which any one of the PARTIES owns or controls at least fifty per cent (50%) of the voting rights.

MINORITY SUBSIDIARY refers to any company in which any one of the PARTIES owns or controls less than fifty per cent (50%) of the voting rights.

SERCEL TRADEMARK refers to “SERCEL” in English, and is conceded exclusively in association with the JUNFENG TRADEMARK under free licence by SERCEL to the COMPANY in accordance with the SERCEL TRADEMARK AND CORPORATE NAME LICENCE CONTRACT.

JUNFENG TRADEMARK refers to the trademark originally held by JUNFENG and licensed to the COMPANY by the UNION and by DONGFANG for exclusive use at no cost.

COMBINED TRADEMARK refers to the SERCEL TRADEMARK associated with the JUNFENG TRADEMARK, which is SERCEL JUNFENG.

SERCEL CORPORATE NAME refers to “SERCEL” in English, and is conceded at no charge under licence by SERCEL to the COMPANY in accordance with the SERCEL TRADEMARK AND CORPORATE NAME LICENCE CONTRACT.

JUNFENG CORPORATE NAME refers to “JUNFENG” and is conceded at no charge under licence by the UNION and DONGFANG to the COMPANY in accordance with the JUNFENG TRADEMARK AND CORPORATE NAME LICENCE CONTRACT.

OPTION TO BUY refers to the right of one or more of the PARTIES to oblige the other PARTY or PARTIES to transfer their SHAREHOLDING to it or them.

SHAREHOLDING refers to the participation in the share capital of the COMPANY held by one or other of the PARTIES.

PRODUCTS refers to equipment for geophysical land-based operations, excluding hydrophones, such as:

–	geophones for geophysical land-based applications in the context of seismic studies
–	cables for geophones
–	geophone boxes
–	connectors
–	seismic cables
–	telemetric cables particularly certain Sercel 408 cables and associated equipment as provided for by the CABLE 408 TECHNOLOGY LICENCE CONTRACT
–	seismic and civil sensors

and any other product applying to the land-based seismic industry that may be decided on by the Board of Directors.

SERCEL LICENSED TECHNOLOGY refers to all technical information, experience, expertise, design, model or datum, patented or not, concerning technology or products owned by SERCEL and to which the COMPANY could have access by signing the technology licence contracts on a case by case basis, such as the CABLE 408 TECHNOLOGY LICENCE CONTRACT.

SERCEL TECHNOLOGY refers, in addition to the SERCEL LICENSED TECHNOLOGY, to all technical information, experience, expertise, design, model or datum, patented or not, held by SERCEL or any one of its SUBSIDIARIES (other than the COMPANY) on all the products and technology that SERCEL develops, manufactures and sells on the day this CONTRACT is signed and/or subsequently.

DONGFANG LICENSED TECHNOLOGY refers to all technical information, experience, expertise, design, model or datum, patented or not, concerning technology or products owned by DONGFANG and to which the COMPANY could have access by signing technology licence contracts on a case by case basis, such as the DONGFANG TECHNOLOGY LICENCE CONTRACT.

COMPANY’S TECHNOLOGY refers to all technical information, experience, expertise, design, model or datum, patented or not, originally held by JUNFENG in ownership and any subsequent improvement and evolution of this technology or any new technology developed by the COMPANY by decision of the Board of Directors. The COMPANY’S TECHNOLOGY includes improvements contributed exclusively by the COMPANY to the DONGFANG LICENSED TECHNOLOGY and to the SERCEL LICENSED TECHNOLOGY, but it does not include the DONGFANG LICENSED TECHNOLOGY and the SERCEL LICENSED TECHNOLOGY themselves.

PARENT COMPANY refers to any company that owns or controls fifty per cent (50%) or more of the voting rights in one or other of the PARTIES.

COMPANY refers to the mixed capital company established by the PARTIES pursuant to the CONTRACT.

MEMORANDUM AND ARTICLES OF ASSOCIATION refers to the COMPANY’s memorandum and articles of association signed by the PARTIES at the same time as the present CONTRACT.

OFFICIAL RATE OF EXCHANGE refers to the average rate of exchange between the buying rate and the selling rate of any foreign currency in RMB as published by the State Administration for Foreign Exchange (SAFE).

EXPORT MARKETING TERRITORY refers to the whole world apart from the INTERNAL MARKETING TERRITORY.

INTERNAL MARKETING TERRITORY refers to the territory of the People’s Republic of China. This term is understood to include any sale of PRODUCTS for use outside the territory of China when the customer is a seismic prospecting company or an entity registered and incorporated in China or a subsidiary, incorporated in China or abroad, wholly owned by the said customer incorporated in China.

THIRD PARTY refers to any person, company, partnership, foundation, department, administration or any entity other than the UNION, DONGFANG, XPEIC or SERCEL.

XIAN-SERCEL refers to SERCEL’s and XPEIC’s joint company “Xian Sercel Petroleum Exploration Instrument Company Limited Liability” in Xian.

ARTICLE 3 — COMPANY’S NAME, ADDRESS AND LEGAL FORM

3.1. The COMPANY’s name is:

—	in Chinese: ...

—	in English: Hebei Sercel-JunFeng Geophysical Prospecting Equipment Co. Ltd

3.2. The COMPANY’s head office is situated at: 1 Suicheng Industrial Zone, Xushui District, Hebei Province.

3.3. The COMPANY is a legal entity in Chinese law subject to, and protected by the published laws, decrees and regulations of the People’s Republic of China.

The COMPANY is organised under the form of a limited liability company.

The PARTIES share the risks, losses and profits of the COMPANY in proportion to their respective SHAREHOLDING.

Each PARTY is liable to the COMPANY within the limits of its SHAREHOLDING, and no PARTY has joint and several liability to the COMPANY beyond these limits. No PARTY has joint and several liability towards a THIRD PARTY, whoever it may be, for the COMPANY’s debts or obligations.

ARTICLE 4 — COMPANY PURPOSE

4.1. Objectives of the COMPANY

In creating a mixed capital company, the objectives of the PARTIES are to:

—	develop economic co-operation and technical exchanges,

—	provide themselves with advanced and appropriate production technology and with effective management methods,

—	manufacture the best possible quality products,

—	win, stabilise and increase market share in the INTERNAL MARKETING TERRITORY, increase competitiveness and then increase market share in the EXPORT MARKETING TERRITORY for PRODUCTS chosen by the Board of Directors, both in terms of quality and price, in the terms and limits set in the present CONTRACT,

—	develop new products,

—	yield profits so that the PARTIES enjoy a return on investment.

4.2. Company purpose

The COMPANY’s purpose will be to:

—	seek out, develop and introduce new products, keep itself at the forefront internationally, increase competitiveness,

—	produce and market the PRODUCTS,

—	stabilise and increase market share in the INTERNAL MARKETING TERRITORY, and then market share in the EXPORT MARKETING TERRITORY.

4.3. Production location

The COMPANY will develop its activities at the head office where the main production site is located.

4.4. COMPANY’s areas of activity and production capacity

4.4.1. The COMPANY’s area of activity is as follows: production and sale of apparatus and instruments, detectors, cables, electrical and mechanical products (not including equipment and apparatus related to public safety); conduct export activities for the products manufactured by the COMPANY and import activities for primary (raw) and secondary materials, machines and equipment, spare parts and the technology needed by the COMPANY, apart from products and technology subject to state import/export restrictions or prohibitions.

4.4.2. Production capacity: the COMPANY will endeavour to achieve annual production of 1,500,000 (one million five hundred thousand) geophones and 10,000 (ten thousand) km of seismic cables (telemetric cables, cable straps, etc.), depending on the markets that can be accessed.

The COMPANY will endeavour to ensure that the share of turnover achieved in the EXPORT MARKETING TERRITORY represents 20% of total turnover.

ARTICLE 5 — TOTAL INVESTMENT AND SHARE CAPITAL

5.1. The amount of the COMPANY’s total investment is 181,568,600 RMB (one hundred and eighty one million five hundred and sixty eight thousand six hundred).

5.2. The COMPANY’s share capital will be equal to the total amount of investment on the COMPANY INCORPORATION DATE.

5.3. The PARTIES’ respective SHAREHOLDINGS, as described in the SHAREHOLDING TRANSFER CONTRACTS, will be made within the periods set out in the SHAREHOLDING TRANSFER CONTRACTS and are as follows:

5.3.1. SERCEL’s SHAREHOLDING: an amount expressed in RMB of 92,600,000 (ninety two million six hundred thousand): 51%.

5.3.2. The UNION’s SHAREHOLDING: an amount expressed in RMB of 43,576,460 (forty three million five hundred and seventy six thousand four hundred and sixty): 24%.

5.3.3. DONGFANG’s SHAREHOLDING: an amount expressed in RMB of 23,603,910 (twenty three million six hundred and three thousand nine hundred and ten): 13%.

5.3.4. XPEIC’s SHAREHOLDING: an amount expressed in RMB of 21,788,230 (twenty one million seven hundred and eighty eight thousand two hundred and thirty): 12%.

5.4. Verification certificate

The PARTIES will engage an accounting practice authorised to work in China to verify the PARTIES’ contributions. Taking the valuation report drawn up as part of the SHAREHOLDING TRANSFER CONTRACTS as a basis, it will immediately draw up a verification certificate for each contribution made by the PARTIES in accordance with the present article 5.

5.5. Investment certificate

On receipt of a verification certificate, the COMPANY will send the PARTIES an investment certificate containing the following details:

–	COMPANY name,

–	COMPANY INCORPORATION DATE,

–	names of the PARTIES and their contributions,

–	day, month and year when the contributions are paid up,

–	issue date of the investment certificate.

5.6. Modification of the share capital

Any increase in share capital will be decided unanimously by the Board of Directors in accordance with the applicable regulations, and must be submitted for approval to the APPROVING AUTHORITY.

Any subsequent increase in the COMPANY’s share capital will be subscribed and paid up by the PARTIES in proportion to their respective SHAREHOLDINGS. If a PARTY approves but is not in a position to contribute to an increase in capital, its SHAREHOLDING will be reduced accordingly. The PARTIES undertake not to obstruct unreasonably a planned increase in capital necessary to the pursuit of the COMPANY’s activities or its development.

Any reduction in share capital will be decided unanimously by the Board of Directors in accordance with the applicable regulations, and must be submitted for approval to the APPROVING AUTHORITY.

5.7. If a PARTY does not pay up its subsequent contribution at the time of an increase in capital within the period set, it must pay the COMPANY interest for delay at the reference daily rate set by the People’s Bank of China for borrowings of under one year. Each of the other PARTIES will then have the right to send the defaulting PARTY formal notice to pay up its contribution within a period of thirty (30) days from the date of receipt of the said formal notice.

If the defaulting PARTY does not pay up its contribution within the above-mentioned period of thirty (30) days, the other PARTIES may, within a period of fifteen days of the thirty first day, agree to exercise one of the following options, simply by sending written notification to the defaulting PARTY:

•	Subscribe to the increase in capital (each party in proportion to its percentage shareholding or only one of them) and pay up the contribution not made by the defaulting PARTY in its stead and in the same periods as were assigned to the defaulting PARTY, calculated from the date when the above-mentioned written notification was sent;

•	Or find a new partner who undertakes to subscribe to the increase in capital and pay up the contribution not made by the defaulting PARTY, in its stead and in the same set periods; in the latter case, the defaulting PARTY must mandate its representatives on the COMPANY’s Board of Directors to vote to approve the entry of the new partner and the related modification of the memorandum and articles of association.

•	Or reduce the amount of the increase in capital to the amount of their respective contributions

If one of the non-defaulting PARTIES or the other three PARTIES exercise(s) one of the first three options indicated above, the SHAREHOLDING of the defaulting PARTY will be reduced in proportion.

If one of the non-defaulting PARTIES cannot agree on how to deal with the default of the PARTY that does not pay up its contribution within the above-mentioned period of fifteen days, the increase in capital will be cancelled.

5.8. Additional financing

The COMPANY may borrow the necessary funds from Chinese or international banks, or other financial institutions in the terms and conditions approved by the Board of Directors.

No PARTY is obliged to lend funds to the COMPANY nor to provide guarantees for loans granted to the COMPANY. However, if at the request of the Board of Directors, a PARTY agrees to lend funds to the COMPANY or to guarantee a loan granted to the COMPANY by a THIRD PARTY, that PARTY will have the right to receive interest on this loan or guarantee fees in the same way as if that PARTY were not a PARTY in the COMPANY. The interest on this loan or guarantee fees will not be higher than the conditions published at the same period by the People’s Bank of China.

Unless decided otherwise by the PARTIES, the PARTIES guarantee loans in proportion to their respective SHAREHOLDINGS.

ARTICLE 6 – TRANSFER OF SHAREHOLDINGS

6.1. Transfer to a SUBSIDIARY or PARENT COMPANY

Any transfer by one of the PARTIES to its PARENT COMPANY or to one of its SUBSIDIARIES will be regarded as a transfer to a third party and subject to the provisions of Article 6.2 below.

6.2. Transfer to a THIRD PARTY

6.2.1. The transfer by one of the PARTIES of all or part of its SHAREHOLDING to a THIRD PARTY requires the unanimous approval of the Board of Directors. Each PARTY may transfer or transmit all or part of its SHAREHOLDING to a third party subject to the approval of the other PARTIES and the APPROVING AUTHORITY.

6.2.2. SERCEL may not transfer its SHAREHOLDING to a THIRD PARTY for a period of five (5) years following the COMPANY INCORPORATION DATE. The other parties may not transfer their SHAREHOLDING to a THIRD PARTY for a period of three (3) years following the COMPANY INCORPORATION DATE.

6.2.3. At the end of the periods set out in article 6.2.2. each PARTY may transfer or transmit all or part of its SHAREHOLDING to a THIRD PARTY subject to the agreement of the other PARTIES and the APPROVING AUTHORITY. If a PARTY gives its agreement to a transfer, it undertakes to ensure that its representative on the Board of Directors votes in favour of the planned transfer.

6.2.4. In the case of the transfer referred to in article 6.2.3. above, the other PARTIES enjoy a RIGHT OF PRE-EMPTION in the same conditions as those offered to the third party. The RIGHT OF PRE-EMPTION must be exercised in the conditions set out below.

6.2.4.1. If a PARTY decides to transfer all or part of its SHAREHOLDING to a third party, it must first inform the other PARTIES of its intention by written notification, by registered post with recorded delivery, mentioning the identity of the third party, the price and the terms and conditions of the planned transfer. Each of the other PARTIES then has a period of thirty (30) days from receipt of the notification to notify the COMPANY and the other PARTIES in writing by registered letter with recorded delivery of the exercise or not of its RIGHT OF PRE-EMPTION, it being specified that the RIGHT OF PRE-EMPTION can concern only all or part of the proportion of shares transferred corresponding to its percentage shareholding. If one or other PARTY does not exercise its RIGHT OF PRE-EMPTION in full, the other non-transferring PARTIES, advised by the transferring PARTY within fifteen (15) days of the end of the aforementioned period of thirty (30) days by registered letter with recorded delivery, have an additional period of fifteen (15) days from receipt of the notification to exercise or not their RIGHT OF PRE-EMPTION including [their right] over the part of the transferred SHAREHOLDING for which one of the PARTIES did not exercise its RIGHT OF PRE-EMPTION. The PARTY or PARTIES that does/do not exercise its/their RIGHT OF PRE-EMPTION within thirty (30) days of receipt of the notification (each party in proportion to its percentage shareholding or one or two of them for the whole of the transferred SHAREHOLDING), then this/these other PARTY/PARTIES must give instructions to its/their representatives on the COMPANY’s Board of Directors to vote to approve the planned transfer by the transferring PARTY to third parties or to the other Parties and sign all the necessary documents.

As a result of the above, if only one PARTY wishes to exercise its RIGHT OF PRE-EMPTION, it must exercise it over the whole of the SHAREHOLDING to be transferred.

6.2.4.2. If a PARTY wishes to exercise its RIGHT OF PRE-EMPTION but disputes the proposed price, the transferring PARTY and the PARTY or PARTIES that wishes/wish to exercise its/their RIGHT OF PRE-EMPTION and contest(s) the price will, by mutual agreement within a period of 15 days from receipt of the notification of exercise of RIGHT OF PRE-EMPTION, appoint an independent expert charged with valuing the net assets of the COMPANY and consequently determining the value of the SHAREHOLDING that the transferring PARTY proposes to transfer. The third party expert will be an auditor of international repute with experience in China and must pronounce as soon as possible and in any event within 60 days of his or her appointment. If after the expert has sent in his or her report, the PARTY wishing to exercise its RIGHT OF PRE-EMPTION does not agree with the price proposed by the expert, it may decide to abandon the exercise of the RIGHT OF PRE-EMPTION.

6.2.4.3. If several PARTIES wish to exercise their RIGHT OF PRE-EMPTION, they shall reach an agreement over a distribution among themselves of the SHAREHOLDING to be acquired. If no agreement is reached within a period of thirty (30) days of receipt of the notification, the PARTIES must buy the SHAREHOLDING according to the proportion of their shareholding in the COMPANY at the time of this purchase.

6.2.5. In no case can the transfer by a PARTY to a THIRD PARTY of all or part of its SHAREHOLDING, carried out in accordance with the provisions of article 6.2 of the CONTRACT, give rise to compensation should the transfer cause economic losses to the other parties.

6.3. Transfer between the PARTIES

6.3.1. Transfer between the PARTIES must be approved unanimously by the Board of Directors.

6.3.2. A PARTY may transfer all or part of its SHAREHOLDING to one or other of the PARTIES subject to the agreement of the other PARTIES and the APPROVING AUTHORITY. If a PARTY agrees to a transfer, it undertakes to ensure that its representative on the Board votes in favour of the planned transfer.

6.3.3. In the case of the transfer referred to in article 6.3.1. above, the other PARTIES enjoy a RIGHT OF PRE-EMPTION in proportion to their respective SHAREHOLDING, in the same conditions as those offered to the transferee. The RIGHT OF PRE-EMPTION must be exercised in the same conditions as those set out in article 6.2 above.

In no case can the transfer by one PARTY to another PARTY, carried out in accordance with the provisions of article 6.2 of the CONTRACT, of all or part of its SHAREHOLDING, give rise to compensation should this transfer cause economic losses to the other parties.

6.4. Consequences of the transfer

6.4.1. The transferee of the SHAREHOLDING becomes a party to the present CONTRACT; the transferor must ensure that, at the time of the transfer, the transferee takes over all the obligations and responsibilities of the transferor stipulated in the CONTRACT.

6.4.2. If for any reason whatsoever SERCEL transfers the whole of its SHAREHOLDING to the UNION, to DONGFANG, to XPEIC or to a third party, the CABLE 408 TECHNOLOGY LICENCE CONTRACT remains in force in the same terms and conditions; the SERCEL TRADEMARK AND CORPORATE NAME LICENCE CONTRACT automatically ends with no compensation due to the other PARTIES or to the COMPANY. Despite the end of the SERCEL TRADEMARK AND CORPORATE NAME LICENCE CONTRACT, the COMPANY may continue to use the SERCEL TRADEMARK (in cases of sub-contracting) and the COMBINED TRADEMARK in the same conditions to run down any stocks of PRODUCTS marketed under the COMBINED TRADEMARK that exist on the day of the SHAREHOLDING transfer for a period that may not exceed six (6) months.

6.4.3. Should SERCEL transfer its shareholding to one of its SUBSIDIARIES or to its PARENT COMPANY, the CABLE 408 TECHNOLOGY LICENCE CONTRACT and the SERCEL TRADEMARK AND CORPORATE NAME LICENCE CONTRACT will remain in force in the same terms and conditions.

6.4.4. Any deed of transfer referred to by the provisions of the present article must be:

–	approved unanimously at a meeting of the COMPANY’s Board of Directors by each of the PARTIES mandating their respective representatives to vote to approve the planned transfer, it being understood that each of the PARTIES undertakes not to obstruct the RIGHT OF PRE-EMPTION procedure and to oblige its representatives to vote in favour of any transfer that results from the exercise by one of the PARTIES of its RIGHT OF PRE-EMPTION and to sign all necessary legal documents, in particular, amendments to the present CONTRACT and the memorandum and articles of association;

–	submitted to the APPROVING AUTHORITY.

ARTICLE 7 — RESPONSIBILITIES OF THE PARTIES DURING THE SETTING UP AND OPERATION OF THE COMPANY

Without prejudice to the obligations subscribed elsewhere by the PARTIES, the parties undertake to assume the following responsibilities:

7.1. Responsibilities of the UNION, DONGFANG and XPEIC:

•	Provide their assistance to conduct all steps with the competent Chinese authorities to obtain approval of the present CONTRACT, the issue of the COMPANY’s operating licence and its registration;

•	Make contributions to the capital of the COMPANY in accordance with the present CONTRACT and the SHAREHOLDING TRANSFER CONTRACTS

•	Assist the COMPANY to transfer the RIGHT TO USE THE LAND;

•	Sign the APPENDED CONTRACTS to which one of them is party;

•	Assist the COMPANY to obtain all the regulations and information relating to the environment;

•	Assist the COMPANY in the purchase or rental in China of equipment, materials, raw materials, office equipment, means of transport and communication, etc.;

•	Assist the COMPANY to access electricity, water, transport and other networks;

•	Assist the COMPANY in recruiting Chinese staff;

•	Assist foreign staff in the procedures to obtain entry visas, work and residence permits and for their travel and movements;

•	Assist the COMPANY to obtain the tax reductions and exemptions provided for by the law and the tax regulations;

•	Assist the COMPANY to obtain any permit and/or certificate from the State Administration for Exchange Control allowing it to procure the necessary foreign currency during the life of the COMPANY;

•	Assist the COMPANY to obtain the necessary loans in RMB from Chinese banks;

•	Take on any other task entrusted by the COMPANY and accepted by the PARTY concerned.

7.2. SERCEL’s responsibilities:

•	Provide its assistance to conduct all steps with the competent Chinese authorities to obtain approval of the present CONTRACT, the issue of the COMPANY’s operating licence and its registration;

•	Make contributions to the capital of the COMPANY in accordance with the present CONTRACT and the SHAREHOLDING TRANSFER CONTRACTS

•	Sign the APPENDED CONTRACTS to which it is party;

•	Provide technical assistance and training in accordance with the TECHNOLOGY LICENCE CONTRACT;

•	Assist the COMPANY in the purchase or rental outside China of equipment, materials, raw materials, office equipment, means of transport and communication, etc.;

•	Assist the COMPANY in recruiting foreign staff;

•	Assist the COMPANY to apply the standards and norms that apply in the SERCEL Group;

•	Organise meetings between the COMPANY’s and SERCEL’s research and development teams;

•	If necessary and at the discretion of SERCEL, assist the COMPANY to obtain the necessary loans in foreign currency from foreign banks;

•	Take on any other task entrusted by the COMPANY and accepted by SERCEL.

7.3. Any expenses taken on by a PARTY when providing assistance in accordance with this Article 7 must be borne by the COMPANY on provision of supporting written evidence. The PARTIES agree to provide this assistance free of charge and to refrain from taking any profit therefrom (apart from services rendered under the APPENDED CONTRACTS whose financial conditions are, if applicable, set out in the said APPENDED CONTRACTS).

ARTICLE 8 – LAND AND BUILDINGS

8.1. The RIGHT TO USE THE LAND, dated November 2003 for a period of fifty years, as specified in the certificate enclosed in appendix 1 will be transferred to the COMPANY.

The BUILDINGS will be transferred freehold to the COMPANY.

8.2. The LAND is situated in Xiefang Village, Suicheng Town.

8.3. Since the COMPANY cannot exercise its activity without the LAND and BUILDINGS, if the right to use the land is not renewed, and the cost of moving the factory cannot be borne, the present CONTRACT shall be terminated and the COMPANY will be dissolved in accordance with the provisions of article 26 below.

ARTICLE 9 — TECHNOLOGY

9.1. SERCEL TECHNOLOGY

9.1.1 To allow the COMPANY to produce and market part of the PRODUCTS, SERCEL has granted the COMPANY, under non-exclusive licence, the use of the SERCEL TECHNOLOGY concerned with cable 408 in accordance with the terms and conditions set out in the CABLE 408 TECHNOLOGY LICENCE CONTRACT.

Other TECHNOLOGY LICENCE CONTRACTS concerning the SERCEL TECHNOLOGY may be signed on a case by case basis between the COMPANY and SERCEL and these possible other technology contracts will be subject to the same provisions as those set out in this article 9.1. and in the CABLE 408 TECHNOLOGY LICENCE CONTRACT.

SERCEL undertakes to sign a TECHNOLOGY LICENCE CONTRACT that allows the COMPANY to have access to its most recent SG 10 geophone technology.

Any improvement made by the COMPANY to the SERCEL LICENSED TECHNOLOGY may be used freely and at no cost by the COMPANY to manufacture the PRODUCTS resulting from the said technology, it being specified that the SERCEL Group (subsidiaries 100% controlled by SERCEL HOLDING) also has an irrevocable, free of charge licence to use and exploit the said improvements.

SERCEL undertakes to communicate to the COMPANY any improvement in the SERCEL LICENSED TECHNOLOGY that SERCEL may make.

9.1.2. The COMPANY has the right to use the SERCEL LICENSED TECHNOLOGY but may not, directly or indirectly, cede or transfer the SERCEL LICENSED TECHNOLOGY wholly or in part to a THIRD PARTY, to the UNION, to DONGFANG or to XPEIC. Neither the COMPANY nor any of the other PARTIES has the right to use the SERCEL TECHNOLOGY if it has not concluded a technology licence agreement in due form between the COMPANY and/or the PARTY concerned and SERCEL.

On dissolution of the COMPANY, the UNION will have access to the improvements made to the SERCEL LICENSED TECHNOLOGY in the conditions set out in article 25.2.7.

9.1.3. Use of the SERCEL TECHNOLOGY is granted, under licence, solely to the COMPANY. The UNION, DONGFANG and XPEIC may in no case, directly or indirectly, together or separately, by the intermediary of any of their SUBSIDIARIES, MINORITY SUBSIDIARIES AND PARENT COMPANY use, cede or transfer the SERCEL LICENSED TECHNOLOGY, including any technology resulting from the SERCEL TECHNOLOGY, in any way whatsoever,

9.1.4. If the UNION, DONGFANG, XPEIC or one of their employees, or SUBSIDIARIES, does not observe the provisions of Articles 9.1.2 and 9.1.3, SERCEL has the right to take any administrative or legal action to cause any illegal or unauthorised use of the SERCEL TECHNOLOGY to cease, to stop production and apply for compensation.

If the illegal or unauthorised use of the SERCEL TECHNOLOGY has not ceased within thirty (30) days, SERCEL has the right to:

•	cancel the TECHNOLOGY LICENCE CONTRACT and the SERCEL TRADEMARK AND CORPORATE NAME LICENCE CONTRACT;

and / or, with the agreement of the non-defaulting PARTY or PARTIES

•	exercise an OPTION TO BUY the SHAREHOLDING of the infringing PARTY if this is authorised by the Chinese regulations, (the transfer price being fixed in accordance with article 33, and SERCEL being still free to withdraw its option after determination of the price);

•	or demand the dissolution of the COMPANY.

9.1.5. Any use of the SERCEL LICENSED TECHNOLOGY (including modifications and improvements made by SERCEL and/or the COMPANY) by a person or entity other than the COMPANY, will be equivalent to an infringement unless it has been expressly authorised by SERCEL.

To protect the investment made by and in the COMPANY, and SERCEL’s intellectual property rights, the PARTIES undertake to inform each other immediately and inform the COMPANY of any unauthorised use of the SERCEL TECHNOLOGY, and to help each other to combat infringement.

9.1.6. The CABLE 408 TECHNOLOGY LICENCE CONTRACT (or any other contract connected with the SERCEL LICENSED TECHNOLOGY) will be automatically cancelled if one of the following cases occurs before its planned end date: dissolution, bankruptcy and / or liquidation of the COMPANY and may be cancelled in the cases set out in the said contracts (the terms of which are not changed by signing the present CONTRACT).

9.2. DONGFANG TECHNOLOGY

9. 2.1 DONGFANG has granted use of the DONGFANG TECHNOLOGY to the COMPANY under exclusive licence at no cost in accordance with the DONGFANG TECHNOLOGY LICENCE CONTRACT.

DONGFANG undertakes to communicate to the COMPANY any improvement in the DONGFANG TECHNOLOGY that DONGFANG makes.

9.2.2. Subject to what is also set out in the CONTRACT, the PARTIES acknowledge that none of them, apart from DONGFANG, nor any third party may use the DONGFANG TECHNOLOGY without having previously concluded a technology licence agreement with DONGFANG.

Consequently, the UNION, XPEIC or SERCEL can in no case, directly or indirectly, together or separately, by the intermediary of any of their SUBSIDIARIES (other than the COMPANY for SERCEL), MINORITY SUBSIDIARIES (other than the COMPANY for the UNION, DONGFANG and XPEIC), and PARENT COMPANY, use, cede or transfer the DONGFANG TECHNOLOGY in any way whatsoever.

9.2.3. If the UNION, XPEIC, SERCEL or one of their employees, or SUBSIDIARIES does not observe the provisions of Article 9.2.2, DONGFANG has the right to enter into any administrative or legal action to cause all illegal or unauthorised use of the DONGFANG TECHNOLOGY to cease, to stop production and apply for compensation.

To protect the COMPANY to which the DONGFANG TECHNOLOGY has been licensed, the PARTIES undertake to inform each other immediately and inform the COMPANY of any unauthorised use of the DONGFANG TECHNOLOGY.

9.2.4. If the UNION, SERCEL, XPEIC or one of their employees, SUBSIDIARIES or MINORITY SUBSIDIARIES does not observe the provisions of Articles 9.2.2 and 9.2.3, DONGFANG has the right to enter into any administrative or legal action to cause any illegal or unauthorised use of the DONGFANG TECHNOLOGY to cease, to stop production and apply for compensation.

If the illegal or unauthorised use of the DONGFANG TECHNOLOGY has not ceased within thirty (30) days, DONGFANG has the right to:

•	cancel the DONGFANG TECHNOLOGY LICENCE CONTRACT

•	and / or with the agreement of the non-defaulting PARTY or PARTIES:

•	exercise an OPTION TO BUY the SHAREHOLDING of the infringing PARTY if this is authorised by the Chinese regulations, (the transfer price being fixed in accordance with article 33, DONGFANG being however free to withdraw its option after determination of the price);

•	or to demand the dissolution of the COMPANY.

9. 3. COMPANY’S TECHNOLOGY

9. 3.1 When it is constituted and subsequently in realising its company purpose, the COMPANY is the owner of the COMPANY’S TECHNOLOGY.

9. 3.2. Subject to what is also set out in the CONTRACT, the PARTIES acknowledge that none of them nor any third party can use the COMPANY’S TECHNOLOGY without having previously concluded a technology licence agreement with the COMPANY on conditions accepted by the Board of Directors.

Consequently, the UNION, DONGFANG, XPEIC or SERCEL may in no case, directly or indirectly, together or separately, by the intermediary of any of their SUBSIDIARIES (other than the COMPANY for SERCEL), MINORITY SUBSIDIARIES (other than the COMPANY for the UNION, DONGFANG and XPEIC), AND PARENT COMPANY, use, cede or transfer the COMPANY’S TECHNOLOGY in any way whatsoever.

9.3.3. If the UNION, DONGFANG, XPEIC, SERCEL or one of their employees, or SUBSIDIARIES, does not observe the provisions of Article 9.2.2, the COMPANY has the right to enter into any administrative or legal action to cause any illegal or unauthorised use of the COMPANY’S TECHNOLOGY to cease, to stop production and apply for compensation.

To protect the COMPANY the PARTIES undertake to inform each other immediately and inform the COMPANY of any unauthorised use of the COMPANY’S TECHNOLOGY.

ARTICLE 10 — CONFIDENTIALITY

10.1. Each of the PARTIES undertakes to keep secret and confidential and not to divulge to a THIRD PARTY any technical, economic, financial or commercial information, unless the disclosure of such information has been expressly authorised by the other PARTIES or the party concerned or unless it is information about the COMPANY that should usually be transmitted to the PARENT COMPANIES.

The PARTIES undertake not to use any of the information obtained through each other for a purpose other than that expressly set out in this CONTRACT.

10.2. Each of the PARTIES will take the necessary precautions and safety measures to ensure that this Article 10 is observed by each of its directors, executives, temporary staff or contracting partners who has access to the information exchanged and guarantees observance of this Article by these directors, executives, employees, temporary staff or contracting partners. One of these measures will be to include a non-competition and confidentiality clause in the employment contract signed by each member of the COMPANY’s staff. Each of the PARTIES may transmit confidential information to its PARENT COMPANY, direct or indirect, in the context of the usual financial reporting and more generally may transmit any information necessary to the observance of the laws and regulations to which each of the PARTIES is directly or indirectly subject in this matter.

The PARTIES undertake to use all necessary means, including recourse to the courts, to observe or cause to be observed the provisions of this article 10.

10.3. The obligations subscribed by the PARTIES pursuant to article 10 do not apply to information obtained by the intermediary of one of the PARTIES that is or will be published, or would become accessible to the public by sources other than disclosure by the PARTY that received this information, nor to information already in the possession of the PARTY receiving it on the date of its transmission or that is transmitted to it subsequently and non-confidentially by other sources, nor to information that a Party is obliged to disclose to observe the laws and regulations to which it is directly or indirectly subject.

10.4. The PARTIES undertake to respect the obligations that they subscribe pursuant to article 10 for a period of five (5) years after expiry or cancellation of the present CONTRACT.

ARTICLE 11 – NON-COMPETITION

11.1. The COMPANY will be independent in the management of its commercial affairs in the territory of the People’s Republic of China.

Nevertheless, good prior co-ordination between SERCEL’s other entities present on the INTERNAL TERRITORY will be essential to avoid any competition.

11.2. From the date of signing the CONTRACT, each PARTY in the COMPANY is committed on its own account and that of its SUBSIDIARIES not to conclude any co-operation agreement directly or indirectly on the territory of the People’s Republic of China, with any Chinese or foreign third party, in any form whatsoever, particularly in the form of investment, technological co-operation, incorporation of a company or in any other form, to develop, manufacture or sell, on the territory of the People’s Republic of China, products that compete (cables and geophones) with those of the COMPANY.

SERCEL undertakes to develop the COMPANY to become the most important manufacturer of geophones in its Group, the intention being to make it the major site for the manufacture of geophones (particularly the super geophone).

SERCEL will do its utmost to ensure that the COMPANY becomes an important site for the manufacture of cables.

11.3. The non-competition clause above is not an obstacle to SERCEL and XPEIC continuing their co-operation in XIAN-SERCEL, nor to DONGFANG taking a shareholding in XIAN-SERCEL, nor to SERCEL and its SUBSIDIARIES continuing to sell their present or future products on the INTERNAL TERRITORY, it being specified that SERCEL may market the PRODUCTS resulting from the COMPANY’S TECHNOLOGY as provided for in the DISTRIBUTION CONTRACT. The PARTIES acknowledge that among its present activities, XPEIC includes the activities detailed in Appendix 6, which are in competition with those of the COMPANY.

It is also stated that XIAN-SERCEL remains free to use the SERCEL TECHNOLOGY referred to in the joint company incorporation contract and subject to observance of the terms of the joint company agreement.

11.4. Subject to article 13 applying to relations between the COMPANY and SERCEL, each of the PARTIES undertakes to buy the PRODUCTS that it requires for its own needs as a priority from the COMPANY, subject always to competitiveness in terms of quality, delivery and price.

11.5. DONGFANG remains free to use or resell the PRODUCTS resulting from the SERCEL TECHNOLOGY that it buys for its own needs from the COMPANY or from SERCEL. SERCEL and the COMPANY undertake not to impede the purchase of their products by DONGFANG and they will apply preferential conditions to DONGFANG in terms of quality, delivery, price and payment methods.

11.6. The PARTIES will refrain from buying products resulting from an infringement of the COMPANY’S TECHNOLOGY, of the DONGFANG TECHNOLOGY or of the SERCEL TECHNOLOGY.

ARTICLE 12 – PURCHASE OF EQUIPMENT AND RAW MATERIALS OR COMPONENTS

12.1. After having rationally and equitably compared the respective merits of different sources of supply in terms of competitiveness and quality, the COMPANY will supply itself with equipment, raw materials, spare parts and components, means of transport, office equipment, etc. on equal conditions of preference on the Chinese market, and as a priority from the PARTIES to the COMPANY always subject to competitiveness in terms of price, quality and delivery. If the Chinese market is not satisfactory, supplies may be acquired on the international market and as a priority from SERCEL subject always to competitiveness in terms of price, quality and delivery.

12.2. For the manufacture of products resulting from the SERCEL TECHNOLOGY LICENCE CONTRACT or CONTRACTS, raw materials, spare parts and components will always be chosen in accordance with the specifications required by that TECHNOLOGY LICENCE CONTRACT or CONTRACTS with the object of ensuring the quality of the PRODUCTS.

ARTICLE 13 – PRODUCT MARKETING

13.1. INTERNAL MARKETING TERRITORY

The COMPANY has the right to sell the following products on the INTERNAL MARKETING TERRITORY:

✓	PRODUCTS marketed under the JUNFENG TRADEMARK as expressly listed in Appendix 13 (these are JUNFENG’s existing products); (certain products usually marketed under the JUNFENG TRADEMARK may be marketed under the COMBINED TRADEMARK with the agreement of SERCEL on a case by case basis.)

✓	SERCEL products for which SERCEL has concluded a TECHNOLOGY LICENCE CONTRACT with the COMPANY with a marketing right on the INTERNAL MARKETING TERRITORY, in particular the CABLE 408 TECHNOLOGY LICENCE CONTRACT. These products will be sold under the SERCEL JUNFENG trademark and in this regard the PARTIES expressly agree that on the COMPANY INCORPORATION DATE, the COMPANY may sell 408 cables given in licence under the SERCEL JUNFENG trademark on the INTERNAL MARKETING TERRITORY;

✓	new products that the COMPANY may develop after the INCORPORATION DATE.

SERCEL retains the right to sell SERCEL’s or its SUBSIDIARIES’ present or future products directly on the INTERNAL MARKETING TERRITORY.

13.2. EXPORT MARKETING TERRITORY

Sales on the EXPORT MARKETING TERRITORY of the PRODUCTS mentioned in article 13.1 will be made exclusively by SERCEL under the DISTRIBUTION CONTRACT shown in Appendix 11.

In this regard, JUNFENG’s existing international marketing network will be integrated, if possible, into SERCEL’s marketing network.

13.3 Sub-contracting of manufacturing

Products resulting from SERCEL TECHNOLOGY for which SERCEL may sub-contract manufacturing to the COMPANY will not be marketed by the COMPANY but solely and exclusively by SERCEL unless SERCEL gives the COMPANY a marketing right, on a case by case basis, on the INTERNAL MARKETING TERRITORY.

ARTICLE 14 – TRADEMARK AND CORPORATE NAME

14.1. JUNFENG TRADEMARK AND CORPORATE NAME LICENCE

14.1.1 The JUNFENG TRADEMARK and the JUNFENG CORPORATE NAME are conceded exclusively and free of charge under licence to the COMPANY. The UNION, DONGFANG, SERCEL or XPEIC may in no case, directly or indirectly, by the intermediary of any SUBSIDIARY, MINORITY SUBSIDIARY or PARENT COMPANY, use, cede or transfer the JUNFENG TRADEMARK, the COMBINED TRADEMARK and the JUNFENG CORPORATE NAME in any way whatsoever. It is specified that each of the Parties may continue to make reference to the JUNFENG TRADEMARK in the normal context of its activities (particularly to make known to third parties that it uses products marketed under the JUNFENG TRADEMARK or the COMBINED TRADEMARK)).

SERCEL may use the JUNFENG TRADEMARK or the COMBINED TRADEMARK in the context of marketing the PRODUCTS as provided for in the DISTRIBUTION CONTRACT.

14.1.2 If the UNION, DONGFANG, XPEIC, SERCEL or one of their SUBSIDIARIES does not observe the provisions of the above paragraph, the COMPANY has the right to enter into any administrative or legal action to cause all illegal or unauthorised use of the JUNFENG TRADEMARK, the COMBINED TRADEMARK and the JUNFENG CORPORATE NAME to cease, to stop production and apply for compensation.

14.1.3. Any use of the JUNFENG TRADEMARK, the COMBINED TRADEMARK and / or the JUNFENG CORPORATE NAME by a person other than the COMPANY will be regarded as an infringement unless it has been expressly authorised by the COMPANY. To protect the COMPANY, the PARTIES undertake to inform each other immediately and inform the COMPANY of any unauthorised use of the JUNFENG TRADEMARK, the COMBINED TRADEMARK and the JUNFENG CORPORATE NAME.

14.1.4 The JUNFENG TRADEMARK AND CORPORATE NAME LICENCE CONTRACT will be cancelled automatically before the planned expiry date in case of the dissolution, bankruptcy and / or liquidation of the COMPANY.

14.2. SERCEL TRADEMARK AND CORPORATE NAME LICENCE

14.2.1. SERCEL will concede the use of the SERCEL TRADEMARK and the SERCEL CORPORATE NAME free of charge, under licence, to the COMPANY exclusively in association with the JUNFENG trademark in accordance with the terms and conditions set out in the SERCEL TRADEMARK AND CORPORATE NAME LICENCE CONTRACT enclosed in appendix 9.

14.2.2. The SERCEL TRADEMARK and the SERCEL CORPORATE NAME are conceded exclusively in association with the JUNFENG trademark free of charge under licence solely to the COMPANY. The UNION, DONGFANG or XPEIC may in no case, directly or indirectly, by the intermediary of any SUBSIDIARY, MINORITY SUBSIDIARY (other than the COMPANY for the UNION and DONGFANG and other than the COMPANY and XIAN-SERCEL for XPEIC) or PARENT COMPANY, use, cede or transfer the SERCEL TRADEMARK, the COMBINED TRADEMARK or the SERCEL CORPORATE NAME in any way whatsoever, it being specified that DONGFANG may continue to make reference to the SERCEL TRADEMARK in the normal context of its activities (particularly to let its customers know that it uses SERCEL material).

14.2.3. If the UNION, DONGFANG, XPEIC or one of their employees or their SUBSIDIARIES, does not observe the provisions of the above paragraph, SERCEL has the right to enter into any administrative or legal action to cause any illegal or unauthorised use of the SERCEL TRADEMARK, the COMBINED TRADEMARK and the SERCEL CORPORATE NAME to cease, to stop production and apply for compensation;

If the illegal or unauthorised use of the SERCEL TRADEMARK, the COMBINED TRADEMARK and the SERCEL CORPORATE NAME has not ceased within thirty (30) days, SERCEL has the right to:

•	cancel the TECHNOLOGY LICENCE CONTRACT and the SERCEL TRADEMARK AND CORPORATE NAME LICENCE CONTRACT;

•	and/or, with the agreement of the non-defaulting PARTY or PARTIES.

	•	exercise an OPTION TO BUY the SHAREHOLDING of the infringing PARTY if this is authorised by the Chinese regulations (the transfer price being fixed, in accordance with article 33, SERCEL still being free to withdraw its offer after determination of the price).

	•	or demand the dissolution of the COMPANY

14.2.4. Any use of the COMBINED TRADEMARK and/or the SERCEL CORPORATE NAME by a person other than the COMPANY will be regarded as an infringement unless it has been expressly authorised by SERCEL.

To protect the investment made by the COMPANY, and SERCEL’s intellectual property rights, the PARTIES undertake to inform each other immediately and inform the COMPANY of any unauthorised use of the SERCEL TRADEMARK, the COMBINED TRADEMARK and the SERCEL CORPORATE NAME.

14.2.5 The SERCEL TRADEMARK AND CORPORATE NAME LICENCE CONTRACT will be cancelled automatically if one of the following cases arises before their planned expiry date:

•	Dissolution, bankruptcy and/or liquidation of the COMPANY;

•	Cession or transfer, for whatever reason, of the whole of SERCEL’s SHAREHOLDING to the UNION, DONGFANG, XPEIC or any THIRD PARTY whatsoever, as set out in article 6.4.2.

In this case, the COMPANY will proceed to cancel registration of the SERCEL CORPORATE NAME, the COMBINED TRADEMARK and the SERCEL TRADEMARK AND CORPORATE NAME LICENCE CONTRACT.

ARTICLE 15. PREPARATION COMMITTEE

15.1. The PARTIES will set up a Preparation Committee charged with controlling JUNFENG’s management, authorising certain decisions and co-ordinating all the tasks that must be carried out before the date of the first session of the Board of Directors.

This Committee is made up of four (4) members, one member being appointed by each of the PARTIES. The Committee will pronounce unanimously.

15.2. The Preparation Committee’s responsibilities will consist of:

•	Controlling JUNFENG’s management during the period between signing the transfer contract and the COMPANY INCORPORATION DATE and in particular authorising any expenditure in excess of 1,000,000 RMB (one million), authorising the subscription of any contractual commitment for a period in excess of six (6) months or that gives rise to financial commitments in excess of 500,000 RMB (five hundred thousand), the subscription of any loan or bank borrowing, taking on any new employee, and more generally any decision that could have an unfavourable effect on the accounts or the financial or commercial situation of JUNFENG or the COMPANY;

•	Drawing up the inventory of stocks to be taken over by the COMPANY (finished and semi-finished products, raw materials, spare parts, etc.);

•	Validating and authorising the formation of stocks additional to those that JUNFENG has on 31st July 2003;

•	Selecting those employees of JUNFENG who will be transferred to the COMPANY and drawing up all the necessary employment contracts;

•	Preparing and negotiating on behalf of the COMPANY any necessary agreements such as service agreements, raw material supply agreements, etc.;

•	Negotiating loans to be subscribed by the COMPANY;

•	Drawing up the opening balance sheet;

•	Ensuring that all the necessary formalities for the present CONTRACT to become effective are performed as soon as possible;

•	Controlling the financing plan and expenditure;

•	Establishing the management methods for the project, completing and preserving all documents, designs and files;

•	Drawing up the profit and loss account for the period between the base day for the valuation and the COMPANY INCORPORATION DATE.

15.3. After completing this work, the Preparation Committee will be dissolved by decision of the Board of Directors.

15.4. The Board of Directors must ratify all the Preparation Committee’s acts in relation to the COMPANY’s activity from the COMPANY INCORPORATION DATE.

Should the present CONTRACT not become effective, the acts of the Preparation Committee would be regarded as null and void.

ARTICLE 16- BOARD OF DIRECTORS

16.1. Nomination of Directors

16.1.1. The Board of Directors is made up of nine (9) directors appointed by the shareholders of the COMPANY in accordance with article 16.1.2 below.

16.1.2. Five (5) directors, including the President, will be appointed by SERCEL, two (2) directors, including the Vice-President, will be nominated by the UNION, and one (1) director will be nominated by DONGFANG and one (1) by XPEIC.

16.1.3. The PARTIES will consult each other on the choice of people whom they wish to nominate or remove as directors, but no PARTY can oppose the choice of the other PARTY, unless the person chosen is not legally authorised to occupy the functions of director or has acted in the past against the decisions of the Board of Directors.

16.1.4. The mandate of the directors, President and Vice-President is four (4) years renewable several times.

16.1.5. Each PARTY may at any time remove or replace the director(s) it nominates, by written notification addressed to the COMPANY with a copy to the other PARTIES. The mandate of a director appointed in replacement expires on the same date as the mandate of the director replaced.

16.1.6. The directors appointed by the PARTIES must comply with the obligation of confidentiality set out in article 10 of the present CONTRACT.

16.2. Powers and functions of the Board of Directors

16.2.1. The Board of Directors is the COMPANY’s supreme authority.

16.2.2. The Board of Directors decides on all important questions concerning the COMPANY.

16.2.3. The following decisions must be made unanimously by the directors present or represented as indicated in article 16.3.3 :

•	Modification of the COMPANY’s memorandum and articles of association;

•	Extension, cessation and dissolution of the COMPANY;

•	Increase and reduction of the COMPANY’s share capital and transfer of SHAREHOLDINGS by the PARTIES;

•	Merger of the COMPANY with other entities, de-merger of the COMPANY;

•	Granting of guarantees by the COMPANY concerning commitments that it has not subscribed.

16.2.4. The following decisions must be made by a 2/3 majority of the directors present or represented as indicated in article 16.3.3.:

•	Granting of guarantees to financial institutions;

•	Modification of the main production site;

•	Approval of the annual financial reports;

•	Establishment of the medium- and long-term business plan, including the research and development strategy;

•	Acquisition, transfer or licence by the COMPANY of patents, trademarks and / or expertise or technologies or other properties or other technical information.

•	Modification of dividends as set out in Article 19.4.1;

•	Approval of the annual budget, particularly the investment budget.

16.2.5. Any decisions other than those above and those delegated to the Chief Executive Officer must be made by simple majority of the directors present or represented as indicated in article 16.3.3, particularly, without limitation, the following decisions:

•	Granting of guarantees to customers or suppliers in the normal course of activity;

•	Increase in production capacity and diversification of the range of PRODUCTS;

•	Transfer of assets for an amount of over twenty (20) million RMB;

•	Subscription of borrowing for an amount of over twenty (20) million RMB;

•	Borrowing, loan, sale of assets;

•	Hiring and dismissing the Chief Executive Officer and decisions concerning his salary;

•	Hiring on recommendation of the Deputy Chief Executive Officers (apart from the Deputy Chief Executive Officer proposed by SERCEL), the Chief Engineer, the Chief Accountant and other management executives, decisions concerning their salaries; dismissing on recommendation of the Chief Executive Officer, the Deputy Chief Executive Officers, the Chief Engineer, the Chief Accountant and other high-level management executives;

•	Dividend distribution plan;

•	Salaries policy;

•	Research and development policy;

•	Allocations to the legal reserve, expansion and welfare funds;

•	Drafting of staff employment contracts;

•	Internal regulations and their amendments;

•	Establishment of the COMPANY’s management system;

•	Powers delegated to the Chief Executive Officer in accordance with article 17.

16.2.6. The President of the Board of Directors is the legal representative of the COMPANY. However, he may not commit himself in the name and on behalf of the COMPANY in the terms of any legal document, contract or agreement without having been duly and expressly mandated to this effect by the Board of Directors. If for any reason, the President is incapable of exercising his responsibilities, he must ask the Vice-President or another director to represent the COMPANY provisionally.

16.3. Meetings of the Board of Directors

16.3.1. The Board of Directors will hold its first meeting fifteen (15) days at the latest after the COMPANY INCORPORATION DATE. At this first meeting, the Board of Directors will:

•	confirm the decisions made by the Preparation Committee, carry out the joining formalities with the Preparation Committee and dissolve the Preparation Committee;

•	choose the President and Vice-President;

•	nominate the special advisor to the Board of Directors, the Chief Executive Officer, the Deputy Chief Executive Officers, the Chief Engineer, the Chief Accountant and other high-level management executives, and decide on their remuneration;

•	approve the company’s MEMORANDUM AND ARTICLES OF ASSOCIATION;

•	fix the COMPANY’s budget for the current year depending on the COMPANY’S activity plan for the current year and the investment plan;

•	establish the COMPANY’s base management system.

In addition at this same session of the Board of Directors:

•	The APPENDED CONTRACTS will be signed;

•	The Board of Directors will confirm that it will respect the provisions set out by the PARTIES in the CONTRACT, in particular those relating to the RIGHT OF PRE-EMPTION, the OPTIONS TO BUY and the dissolution of the COMPANY.

16.3.2. The Board of Directors must meet at least four times a year. Any meeting must be convened by written notification addressed at least thirty (30) days in advance and chaired by the President of the Board. In addition, the President must convene a meeting of the Board within fifteen (15) days of receipt of any written request, emanating from more than three directors and specifying the questions to be included on the agenda.

Any meeting of the Board of Directors may be held by telephone conference, video conference or any other equivalent method of communication that allows all the directors participating in the meeting to understand and communicate with each other; all the directors who have participated in such a meeting of the Board of Directors are regarded as being present in person at the said meeting.

16.3.3. If a director cannot attend a meeting of the Board of Directors, he may mandate a representative of the PARTY concerned to represent him and vote in his name and on his behalf.

If no representative is mandated to attend a meeting of the Board of Directors, the absent director is regarded as having renounced his right to vote at that meeting.

16.3.4. Any meeting of the Board requires a quorum of two thirds of the directors present or represented (in the case in point, six directors). If a quorum is not reached at a meeting of the Board, that meeting will be postponed automatically to the next working day, at the same time and place. Each Party will ensure that its representatives are present or represented at all meetings of the Board of Directors.

Any decision adopted at a meeting of the Board where a quorum has not been reached in the conditions set out in the paragraphs above is regarded as null and void.

16.3.5. Meetings of the Board of Directors are usually held at the COMPANY’s head office, but may also be held at any other place decided by the Board of Directors. The COMPANY will take responsibility for the travelling and accommodation expenses incurred by the directors to attend meetings of the Board.

16.3.6. At each meeting, the President of the Board nominates a secretary charged with the true and complete drafting, in Chinese and English, of the minutes of the meetings. These minutes will be signed immediately by the directors present at the end of any meeting of the Board and if the meeting is held by video conference or telephone, the minutes will be signed by fax as soon as possible and within 96 hours at the most.

Minutes of meetings are kept at the COMPANY’s head office.

16.3.7. Directors exercise their function without being paid. However, expenses arising from the participation of directors at the Board of Directors will be paid by the COMPANY, as normal expenses, within reasonable limits.

16.4. Deadlock

16.4.1. If:

•	The Board of Directors does not reach agreement over a decision that must be made unanimously or by a two thirds majority pursuant to article 16.2.3. above, and

•	This disagreement occurs following rejection of the decision at two consecutive meetings, held validly, of the Board of Directors; the last meeting being conducted within ninety days of the date of the first, and where

•	The PARTIES acknowledge that this situation prevents the COMPANY from pursuing its activities normally or developing,

Or if:

•	A quorum cannot be reached at two consecutive meetings validly convened,

The Board of Directors must immediately inform the PARTIES at the highest hierarchical level of each PARTY so that they may make a pronouncement.

16.4.2. The PARTIES undertake to negotiate in good faith and do their utmost to find a mutually acceptable solution to the question.

16.4.3. If the PARTIES do not reach a mutually acceptable solution within ninety (90) days of the date of the last meeting of the Board of Directors, each PARTY present at the meeting and/or who voted in favour of the decision may take the initiative to exercise, in proportion to its SHAREHOLDING, an OPTION TO BUY the SHAREHOLDING of the PARTY or PARTIES that caused the deadlock either by the absence of its/their representative(s) at legitimately convened sessions of the Board or by voting against the decision submitted for approval to the Board (the transfer price being fixed by an independent auditor registered in China, each PARTY being free however to withdraw its option after determination of the price) or to demand the dissolution of the COMPANY in accordance with the provisions of article 26.1 below.

ARTICLE 17 – GENERAL MANAGEMENT

17.1. The COMPANY establishes a General Management in charge of day-to-day management. It is made up of a Chief Executive Officer proposed by the UNION, several Deputy Chief Executive Officers, one of which is proposed by SERCEL, a Chief Engineer, a Chief Accountant and other high-level management executives proposed by the Chief Executive Officer. The Chief Executive Officer and Deputy Chief Executive Officers, whose mandates last four (4) years, are nominated by the Board of Directors. The number of Deputy Chief Executive Officers will be fixed by the Board of Directors.

The Chief Engineer, Chief Accountant and other high-level management executives will be proposed by the Chief Executive Officer and appointed by the Board of Directors.

17.2. The Chief Executive Officer is responsible for executing the decisions of the Board of Directors, organising and directing the day-to-day management of the COMPANY.

The Chief Executive Officer attends all sessions of the Board of Directors.

Within the limit of his powers as accepted by the Board of Directors, the Chief Executive Officer represents the COMPANY in its relations with third parties.

17.3. The Chief Executive Officer has the following powers, it being specified that the Board of Directors may delegate other powers to him on a case by case basis:

(a)	to prepare the financial reports and balance sheets submitted for approval to the Board of Directors;

(b)	to direct work connected with the operation and management of the COMPANY, to apply the decisions of the Board of Directors;

(c)	to apply the COMPANY’s annual business plan and investment plan as defined by the Board of Directors;

(d)	to propose to the Board of Directors the nomination of Deputy Chief Executive Officers (apart from the Deputy Chief Executive Officer proposed by SERCEL), the Chief Engineer, the Chief Accountant and other high-level management executives; to propose to the Board of Directors the removal of the Deputy Chief Executive Officers, Chief Engineer, Chief Accountant and other high-level management executives;

(e)	to conclude all contracts or transactions in relation to the COMPANY’s normal activity, other than customer contracts for an amount determined by the Board of Directors, with a sub-limit also defined by the Board of Directors for investments, acquisitions of fixed assets or of any asset;

(f)	conclude all customer contracts up to an amount for each contract determined by the Board of Directors and/or any sale contract that does not create an obligation of more than 6 months;

(g)	contract any borrowing or loan for an amount determined by the Board of Directors;

(h)	sell assets for an accounting value that does not exceed an amount determined by the Board of Directors;

(i)	keep the COMPANY’s registers and archives diligently;

(j)	inform the Board of Directors of any contract or agreement concluded with one of the PARTIES [other than contracts for the sale of PRODUCTS concluded in normal conditions];

(k)	sign alone cheques, in any currency, to be debited from the COMPANY’s bank accounts within limits to be set by the Board of Directors;

(l)	take on and dismiss all employees of the COMPANY within limits and conditions set by the Board of Directors and the present CONTRACT, apart from the Deputy Chief Executive Officers, Chief Engineer, Chief Accountant and other high-level management executives, whose conditions of hiring and dismissal are specially set by the Board of Directors.

17.4. The Deputy Chief Executive Officers assist the Chief Executive Officer in his functions.

17.5. The Chief Executive Officer is also assisted by the Chief Engineer and Chief Accountant and by several departmental Directors:

Human Resources, Administration, Finance, Marketing and Development, Sales, Production, Research and Development, Quality Control

Departmental Directors are appointed and dismissed by the Chief Executive Officer, after consultation with the Board of Directors.

17.6. The President, Vice-President or members of the Board of Directors may occupy the posts of Chief Executive Officer, Deputy Chief Executive Officer or high-level management executive concurrently without however infringing the other provisions of this CONTRACT.

17.7. The salary, company’s social security schemes and travelling expenses of the Chief Executive Officer, Deputy Chief Executive Officers, Chief Accountant, Chief Engineer and other high-level management executives are determined at the Board of Directors and are paid in full by the COMPANY.

17.8. The Board of Directors has the power at any time to dismiss the Chief Executive Officer, Deputy Chief Executive Officers, Chief Engineer, Chief Accountant and other high-level management executives.

ARTICLE 18 — PERSONNEL

18.1. The company may freely recruit, take on and dismiss its own employees. Any employee of the COMPANY will be taken on and dismissed by the Chief Executive Officer, in observance of the PRC’s Labour Law, the Regulations on Employment Management in Companies with Foreign Capital, and any other published and applicable Chines law or regulation (under the supervision or with the agreement of the Board of Directors). The Board of Directors will set the level of the COMPANY’s workforce. All local employees will be paid in RMB.

18.2 SERCEL may decide at any time to send expatriate personnel. Expatriate personnel may be replaced in future by local personnel if SERCEL deems it possible.

18.3. No employee of the COMPANY, including the Chief Executive Officer, Deputy Chief Executive Officers, Chief Engineer, Chief Accountant and other high-level management executives may occupy other management posts concurrently in another economic entity, and may not participate in commercial activities that compete with those of the COMPANY apart from the Deputy Chief Executive Officer who may have functions within SERCEL.

All employees of the COMPANY, including Directors, the Chief Executive Officer and Deputy Chief Executive Officers must observe the COMPANY’s MEMORANDUM AND ARTICLES OF ASSOCIATION, exercise their functions in a serious manner and protect the interests of the COMPANY.

•	They may not use their position or powers in the COMPANY to obtain personal profit;

•	They may not use their powers to obtain illegal commissions or revenues, and may not seize the COMPANY’s assets;

•	They may not misappropriate the COMPANY’s funds or lend the COMPANY’s funds to a THIRD PARTY;

•	They may not open a bank account in their name or in the name of a third party in order to deposit the COMPANY’s funds therein;

•	They may only sign a contract or conclude transactions with the COMPANY in accordance with the provisions of the MEMORANDUM AND ARTICLES OF ASSOCIATION or with the agreement of the Board of Directors.

18.4. For all JUNFENG employees taken on by the COMPANY, the UNION and DONGFANG must guarantee that all salaries, company’s social security schemes and taxes due before the employee was transferred to the COMPANY have been paid and are up-to-date, in accordance with the requirements of the applicable Chinese laws and regulations, and that no liability will arise therefrom.

18.5. Apart from employees coming from JUNFENG, all newly recruited employees must complete a trial period (that may vary according to the length of the employment contract) and will only be formally taken on by the COMPANY after having satisfactorily completed this trial period.

18.6. The COMPANY will take on the 480 current JUNFENG employees and undertakes not to dismiss more than 3% of staff in the first three years of its existence, provided that the COMPANY’s level of activity remains as high as JUNFENG’s in 2002. However, employees who are not competent or who do not observe in a serious manner the COMPANY’s operating rules, including the safety regulations, will not enjoy this guarantee. At the end of the first three years, employment contracts will be renewed normally.

The COMPANY will make all efforts to avoid redundancies after the first three years if the level of activity allows it.

18.7. Based on a standard contract approved by the Board of Directors stating conditions of hiring, resignation and dismissal, salaries and company’s social security schemes, bonuses and disciplinary sanctions, and all other points concerning the COMPANY’s staff, employment contracts will be signed by the COMPANY, represented by the Chief Executive Officer, and each employee of the COMPANY, in accordance with published and applicable Chinese laws and regulations.

18.8. After signature, employment contracts will be registered with the local employment management department.

18.9. The salaries and company’s social security schemes of the COMPANY’s staff will be determined by the Board of Directors, on recommendation of the Chief Executive Officer, depending on the particular situation of the COMPANY and on published and applicable Chinese laws and regulations, it being understood that these salaries and company’s social security schemes will not be inferior to the average salaries and company’s social security schemes enjoyed by JUNFENG’s employees in 2002. Moreover, the COMPANY will observe Chinese legislation relating to the employees of mixed capital companies.

18.10. Technical and management employees in the middle and higher levels of the COMPANY who must be trained will be selected by the Board of Directors, on the recommendation of the Chief Executive Officer.

18.11. The COMPANY’s staff may set up union branches and organise union activities in accordance with published and applicable Chinese laws and regulations. To this end, the COMPANY makes available to employees, in the conditions defined in the COMPANY’s Internal Regulations, the necessary means to develop these union activities (premises for holding meetings, equipment) and pays the cost of repair for wear and tear,.

In accordance with the regulations, each month the COMPANY allocates the percentage provided for by Chinese legislation of the total amount of the salaries of the COMPANY’s employees, as union operating expenses.

The Union may represent employees to negotiate with the COMPANY on points relating to remuneration, working hours, rest periods and holidays, health and safety, insurance and welfare, etc. and a collective employment contract may also be drawn up.

18.12. If employees do not respect the COMPANY’s internal regulations and working discipline, the Chief Executive Officer will take the appropriate disciplinary measures. In observance of published and applicable Chinese laws and regulations, the Chief Executive Officer has the power to dismiss any employee of the COMPANY who commits a serious offence, turns out to be incompetent or not qualified for the work assigned to him, or is surplus to requirements.

ARTICLE 19 – TAXATION, ACCOUNTANCY, FINANCIAL AFFAIRS AND DISTRIBUTION OF PROFITS

19.1. Taxation

19.1.1. The COMPANY must be registered with the Tax Office and pay the taxes due in accordance with published and applicable Chinese laws and other regulations..

To the benefit of the COMPANY and the PARTIES, the PARTIES will apply to obtain any preferential fiscal treatment, exemption, reduction, privilege, fiscal preference that applies now or in future in accordance with Chinese law, or any international treaty to which China is or may become party, including but not limited to preferential fiscal treatment reserved for advanced technology companies.

19.1.2. The COMPANY’s staff must pay individual income tax in accordance with the published and applicable Chinese laws and regulations.

19.2. Accountancy

19.2.1. The COMPANY must be registered with the competent administrative department and adopt an accounting and financial system that complies with the administrative laws and regulations and with the provisions of the financial authorities responsible to the State Business Council.

19.2.2. The COMPANY must adopt the international accounting system based on credit and debit and use the Renminbi as the accounting currency. Conversion of any amount in Euros or USD is made at the OFFICIAL EXCHANGE RATE.

19.2.3. The books of accounts and accounting reports are kept in Chinese and English.

19.2.4. All supporting evidence, invoices and receipts must be written in Chinese, and at the request of SERCEL translated into English.

19.2.5. The COMPANY’s tax and accounting year runs from 1st January to 31st December of the same year, apart from the first year which begins on the COMPANY INCORPORATION DATE and ends on 31st December of the same year.

19.3. Financial affairs

19.3.1. The Chief Executive Officer prepares the balance sheet, profit and loss account and profit distribution proposal for the year just ended.

19.3.2. Verification and examination of the COMPANY’s accounts are conducted by an independent auditor registered in China who submits his reports to the Chief Executive Officer. In addition, the COMPANY will report regularly on SERCEL using a format specified by SERCEL.

19.3.3. The financial documents prepared by the Chief Executive Officer and the independent auditor’s reports are submitted to the Board of Directors for approval in the first three (3) months of each fiscal year.

19.3.4. Having regard for the COMPANY’s financial situation, the Board of Directors decides, under the published and applicable Chinese laws and regulations, on the annual amount allocated to the COMPANY’s legal reserve fund, expansion fund and social funds and staff bonuses.

The reserve fund may be used not only to offset the COMPANY’s losses but also, on approval of the approving authorities, to increase the COMPANY’s capital. Until the previous year’s losses have not been offset, the COMPANY may not distribute dividends. Undistributed dividends from previous years may be distributed in subsequent years.

19.3.5. After deduction of the allocations to the funds mentioned in article 19.3.4., and the amounts needed for the COMPANY’s investments, for bringing forward previous years’ losses and for payment of taxes, the Board of Directors may decide to distribute profits in accordance with article 19.4. below.

19.4. Distribution of profits

19.4.1. For the first three years, 30% of net profits will be distributed in the form of dividends. If the COMPANY is in difficulties, the Board of Directors will rule on a 2/3 majority to decide to modify the percentage or not to pay a dividend.

At end of the first three years, payment of dividends will be decided by the Board of Directors on simple majority.

19.4.2. Profits are shared between the / distributed to the PARTIES in proportion to their SHAREHOLDING.

19.4.3. Dividends are determined in RMB and will be distributed in RMB for the PARTIES incorporated in China and in Euros for SERCEL.

The COMPANY will obtain the necessary Euros from banks authorised in accordance with the applicable Chinese laws and regulations.

19.4.4. Calculation of the amount of dividends payable in Euros will be at the OFFICIAL EXCHANGE RATE in force on the day the Board of Directors decides on the dividend distribution.

19.4.5. Dividends will be paid simultaneously to the PARTIES, by transfer to the bank account of the PARTIES, within thirty (30) days of the date of the Board of Directors’s resolution deciding on the dividend distribution.

19.4.6. Dividends paid to SERCEL will be freely repatriated abroad.

19.5. Audit

19.5.1. Compulsory audit

The COMPANY’s books and accounts will be audited each year by an independent auditor appointed by the Board of Directors in accordance with article 16.2.5 above. This independent auditor must always be able to provide evidence of internationally recognised qualifications regarding accountancy expertise and auditing. The auditor’s report will be written in Chinese and English.

19.5.2. Independent audit

Each PARTY may ask to audit the COMPANY’s books and accounts once a year subject to the audits conducted by the regulatory authorities of one or other PARTY, and SERCEL, as majority shareholder, may conduct such an audit at any time.

This audit will be conducted either by its accountancy staff or, at its expense, by an independent auditor.

ARTICLE 20 — GUARANTEES

20.1. The UNION guarantees each PARTY that:

•	The UNION is a legal entity duly constituted, exercising its activity in accordance with Chinese law, and is of good repute;

•	The UNION has all the necessary civil capacity and powers to execute its obligations pursuant to the present CONTRACT;

•	The UNION’s representative whose signature is affixed below is fully authorised to sign the present CONTRACT in the name of the UNION and all its members, in accordance with a valid power, a copy of which has been sent to each of the other PARTIES ;

•	The UNION is not bound by any contract or agreement that may hinder the COMPANY’s incorporation and activities or prevent execution by the UNION of its obligations set out in the present CONTRACT ;

20.2. DONGFANG guarantees each Party that:

•	DONGFANG is a legal entity duly constituted, exercising its activity in accordance with Chinese law, and is of good repute;

•	DONGFANG has all the necessary civil capacity and powers to execute its obligations pursuant to the present CONTRACT;

•	DONGFANG’s representative whose signature is affixed below is fully authorised to sign the present CONTRACT, in accordance with a valid power a copy of which has been sent to each of the other PARTIES;

•	DONGFANG is not bound by any contract or agreement that may hinder the incorporation and activities of the COMPANY or prevent execution by DONGFANG of its obligations set out in the present CONTRACT ;

20.3. The UNION and DONGFANG guarantee SERCEL and XPEIC that:

•	JUNFENG was incorporated in accordance with Chinese laws and regulations, and exercises its activity in accordance with Chinese law, and is of good repute;

•	All the salaries, company’s social security schemes and taxes due in connection with JUNFENG’s employees have been paid up to the COMPANY INCORPORATION DATE, are up-to-date, in accordance with the requirements of the applicable Chinese laws and regulations, and there is no liability arising therefrom;

•	JUNFENG is the lawful owner and/or owns the exclusive right to use the assets that are transferred and the said assets are the sole and exclusive property of JUNFENG and are from all mortgage rights or THIRD PARTY right, other than those mentioned in the enclosed appendix 15;

•	The equipment transferred is in working order and affords normal safety conditions given its previous use by JUNFENG, other than that mentioned in the enclosed appendix 16;

•	JUNFENG’s existing industrial installations are connected to the public running water, heating, electricity and sewerage networks, and to telecommunications systems and all other necessary public networks.

•	The list of patents, expertise, designs and models licensed by DONGFANG to the COMPANY corresponds to all the patents, expertise, designs and models used by JUNFENG before its transformation, and there is no action or claim against JUNFENG or DONGFANG in relation to these trademarks, patents, expertise, designs and models; all precautions have been taken to preserve the confidentiality of information connected with these trademarks, patents, expertise, designs and models.

•	JUNFENG is the sole owner or legal user of the technical information, patents, experience and expertise used by JunFeng on the day the Contract is signed that does not form part of the SERCEL LICENSED TECHNOLOGY or the DONGFANG TECHNOLOGY.

•	JUNFENG has not infringed in any way whatsoever the intellectual or industrial property rights, expertise, designs or models of THIRD PARTIES on the Chinese or international market;

•	JUNFENG is not bound by any contract, commitment or agreement that may hinder the incorporation and activities of the COMPANY in China or abroad;

•	JUNFENG has no subsidiaries other than the company “Baoding Junfeng”;

•	JUNFENG is not bound by any contract or agreement other than those mentioned in the enclosed appendix 20;

•	JUNFENG is not bound by any bank borrowing and has not issued any surety or guarantee in relation to third party commitments, other than those mentioned in the enclosed appendix 17;

•	The insurance polices subscribed by JUNFENG on assets, vehicles and transport (see list in appendix 18) provide for reasonable levels of guarantee and will be continued in the COMPANY’s name;

•	JUNFENG has no distributors or agents other than those mentioned in the enclosed appendix 19;

•	JUNFENG conducts its activity in accordance with the laws, regulations, provisions and other government directives in particular, but without limitation, on environmental protection and that the land is not polluted;

•	No action, claim, dispute, process or procedure has been entered into or risks being entered into, by or before any Chinese or foreign authority or jurisdiction or by any third party against JUNFENG that could affect execution of the present CONTRACT (other than those mentioned in the enclosed appendix 21, which will not be transferred to the COMPANY);

•	JUNFENG has successfully completed all formalities within the required periods with regard to the local and national authorities to which it has sent any report, item of data and estimate concerning in particular local and national taxes and customs dues and other taxes, and has paid all taxes due within the required periods; sufficient provisions have been constituted on the date of closing the accounts and on the EFFECTIVE DATE to cover in particular any amount of taxes and customs dues payable for the period prior to the COMPANY INCORPORATION DATE;

•	The accounting and financial documents provided by JUNFENG, such as the balance sheet, profit and loss account and cash flow situation are in compliance with JUNFENG’s books of accounts and reports, and have been prepared in accordance with the Chinese GAAP. The adjusted valuation report accepted by the PARTIES faithfully represents the state of JUNFENG’s assets and balance sheet at 31st July 2003. The profit and loss account and cash flow situation faithfully represent JUNFENG’s present situation and results at 31st July 2003;

•	All the information provided to SERCEL relating in particular but without limitation to JUNFENG’s assets, operations, technology, industrial and intellectual property rights and financial situation are authentic, correct and complete and provide a faithful representation of JUNFENG’s situation, particularly its legal, financial, fiscal, operational or commercial situation and no information necessary to obtain this faithful representation has been omitted;

•	From the signature date of the present CONTRACT to the COMPANY INCORPORATION DATE, unless there is a contrary clause in the present CONTRACT, there is and will be no modification that significantly and unfavourably affects JUNFENG’s activity, financial situation or results, and operations will have been conducted in a manner that complies with the manner in which they were conducted before the CONTRACT was signed;

All the above-mentioned guarantees are correct on the day the present CONTRACT is signed and will remain correct for the whole period between the CONTRACT signature date and the COMPANY INCORPORATION DATE.

20.4. SERCEL guarantees the UNION, DONGFANG and XPEIC that:

•	SERCEL is a legal entity duly constituted, exercising its activity in compliance with French law, and is of good repute;

•	SERCEL has all capacity and powers to execute its obligations pursuant to the present CONTRACT;

•	SERCEL’s representative whose signature is affixed below is fully authorised to sign the present CONTRACT, in accordance with a valid power a copy of which has been sent to the UNION, DONGFANG and XPEIC;

•	SERCEL is not bound by any contract or agreement that may hinder the COMPANY’s incorporation and activities or prevent execution by SERCEL of its obligations set out in the present CONTRACT; the other PARTIES acknowledge that SERCEL has a 40% shareholding in XIAN-SERCEL whose purpose is to manufacture certain land-based seismic products;

•	SERCEL exercises its activity in compliance with the laws, regulations, provisions and other government directives regarding environmental protection;

•	No action, claim, dispute, process or procedure has been entered into or risks being entered into, by or before any authority or jurisdiction against SERCEL that could affect execution of the present CONTRACT.

20.5.	XPEIC guarantees each Party that:

•	XPEIC is a legal entity duly constituted, exercising its activity in compliance with Chinese law, and is of good repute;

•	XPEIC has all civil capacity and the necessary powers to execute its obligations pursuant to the present CONTRACT;

•	XPEIC’s representative whose signature is affixed below is fully authorised to sign the present contract, in accordance with a valid power a copy of which has been sent to each of the other PARTIES;

•	XPEIC is not bound by any contract or agreement that may hinder the COMPANY’s incorporation or activities or prevent execution by XPEIC of its obligations set out in the present CONTRACT; the other PARTIES acknowledge that XPEIC has a 60% shareholding in XIAN-SERCEL whose purpose is to manufacture certain land-based seismic products;

•	XPEIC exercises its activity in accordance with the laws, regulations, provisions and other government directives regarding environmental protection;

•	No action, claim, dispute, process or procedure has been entered into or risks being entered into, by or before any authority or jurisdiction against XPEIC that could affect the execution of the present CONTRACT.

20.6.	Indemnities

20.6.1.	The UNION undertakes and agrees to indemnify and guarantee each of the other PARTIES against any liability, damage, loss, fine, penalty, claim, cost or expense, suffered directly by each of the other PARTIES, resulting from a false or incorrect representation of reality or incorrectness or violation of the guarantees and assurances set out in article 20.1. up to the prescription date of the corresponding actions or claims.

20.6.2.	DONGFANG undertakes and agrees to indemnify and guarantee each of the other PARTIES against any liability, damage, loss, fine, penalty, claim, cost or expense, suffered directly by each of the other PARTIES, resulting from a false or incorrect representation of reality or incorrectness or violation of the guarantees and assurances set out in article 20.2. up to the prescription date of the corresponding actions or claims.

20.6.3.	SERCEL undertakes and agrees to indemnify and guarantee each of the other PARTIES against any liability, damage, loss, fine, penalty, claim, cost or expense, suffered directly by each of the other PARTIES, resulting from a false or incorrect representation of reality or incorrectness or violation of the guarantees and assurances set out in article 20.4. up to the prescription date of the corresponding actions or claims.

20.6.4.	XPEIC undertakes and agrees to indemnify and guarantee each of the other PARTIES against any liability, damage, loss, fine, penalty, claim, cost or expense, suffered directly by each of the other PARTIES, resulting from a false or incorrect representation of reality or incorrectness or violation of the guarantees and assurances set out in article 20.5. up to the prescription date of the corresponding actions or claims.

20.6.5.	In addition, the UNION and DONGFANG undertake and agree to indemnify and guarantee SERCEL against any liability, damage, loss, fine, penalty, claim, cost or expense, suffered directly by SERCEL or the COMPANY resulting from a false or incorrect representation of reality or incorrectness or violation of the guarantees and assurances set out in article 20.3., administrative or legal procedures relating to events that occurred before the COMPANY INCORPORATION DATE in relation in particular to liability for products and pollution, up to the prescription date for the corresponding actions or claims and within the financial limit of 50% of the price stipulated in the SHAREHOLDING TRANSFER CONTRACT concluded between SERCEL and the UNION.

If the guarantor is not in a position to substitute himself for the beneficiary or pay on behalf of the beneficiary, or indemnify the beneficiary for the loss suffered, the beneficiary may demand that the guarantor sell part of his assets. If the UNION is not in a position to reimburse the whole of the indemnity, it must indemnify with its SHAREHOLDING and other interests in the

COMPANY1. The other PARTIES undertake not to exercise their RIGHT OF PRE-EMPTION if all or part of the UNION’s SHAREHOLDING is transferred to SERCEL;

20.6.6. Moreover, DONGFANG undertakes and agrees to indemnify and guarantee XPEIC against any liability, damage, loss, fine, penalty, claim, cost or expense, suffered directly by XPEIC or the COMPANY resulting from a false or incorrect representation of reality or incorrectness or violation of the guarantees and assurances set out in article 20.3. administrative or legal procedures relating to events that occurred before the COMPANY INCORPORATION DATE in relation in particular to liability for products and pollution, up to the prescription date for the corresponding actions or claims and within the financial limit of 50% of the purchase price stipulated in the SHAREHOLDING TRANSFER CONTRACT between XPEIC and DONGFANG.

20.6.7. The guarantee will come into play by sending a recorded delivery letter on receipt of the complaint or assessment of loss suffered by the COMPANY or the party concerned.

ARTICLE 21 — INSURANCE

The COMPANY’s insurance policies covering various risks are subscribed with insurance companies established in China in accordance with published and applicable Chinese laws and regulations.

ARTICLE 22 — DURATION

22.1. Subject to a possible early dissolution, the COMPANY will have a life of forty eight (48) years from the COMPANY INCORPORATION DATE.

22.2. Any application for an extension of the life of the COMPANY, proposed by one or other of the PARTIES and approved unanimously by the Board of Directors will be submitted to the APPROVING AUTHORITY at least six (6) months before the end of the COMPANY’s life.

ARTICLE 23 — REORGANISATION OF THE PARTIES

23.1. If there is a significant reorganisation of one or more of the PARTIES (dissolution, change of control, alteration of activities, etc.) and if this reorganisation seriously undermines the interests of one or other of the other PARTIES, and/or seriously affects execution of the present CONTRACT or one of its essential provisions, and/or leads to a serious violation of the present CONTRACT, the PARTIES not undergoing this reorganisation may, by mutual agreement:

•	continue to execute the present CONTRACT:

or

•	cancel the present CONTRACT in accordance with the provisions of article 24 below and:

•	exercise an OPTION TO BUY the SHAREHOLDING(S) of the PARTY or PARTIES being reorganised if this is authorised by the Chinese regulations and if necessary in proportion to the percentage shareholdings;

[1]	NdT : simplification de la phrase, à valider.

•	or demand the dissolution of the COMPANY.

If the PARTIES not undergoing this reorganisation do not manage to reach agreement over one of the three solutions above within a reasonable period of the implementation or announcement of the reorganisation, then any one of the PARTIES not undergoing reorganisation may:

•	cancel the present CONTRACT in accordance with the provisions of article 24 below and:

•	exercise an OPTION TO BUY the SHAREHOLDING(S) of the PARTY or PARTIES being reorganised if this is authorised by the Chinese regulations and if necessary in proportion to the percentage shareholdings;

•	or demand the dissolution of the COMPANY.

23.2. If this material reorganisation of one of the PARTIES leads to the entry of a THIRD PARTY into the COMPANY following a SHAREHOLDING transfer, that [transfer] will be conducted in accordance with article 6 of the present CONTRACT.

ARTICLE 24 — RESPONSIBILITY FOR BREACH OF CONTRACT

24.1 The present CONTRACT will be terminated automatically without compensation due to one or other of the PARTIES if there is a breach of the shareholding transfer contract between the PARTIES for any reason whatsoever before the COMPANY INCORPORATION DATE.

24.2. If all or part of the present CONTRACT cannot be executed because of the behaviour (act or omission) of one of the PARTIES, that PARTY will assume responsibility for this in accordance with the provisions of article 24.3.

24.3. If the COMPANY cannot continue its activities because of the serious failure by one of the PARTIES to fulfil its obligations pursuant to the present CONTRACT or the COMPANY’s MEMORANDUM AND ARTICLES OF ASSOCIATION, or if one of the PARTIES commits a serious violation of the present CONTRACT or the COMPANY’s MEMORANDUM AND ARTICLES OF ASSOCIATION, and if that PARTY does not remedy that failure to fulfil or violation within thirty (30) days of receipt of a formal written notice sent by the other PARTY, each PARTY may exercise an OPTION TO BUY the SHAREHOLDING of the DEFAULTING PARTY (either alone, or in proportion to the percentage shareholdings) and claim damages.

In particular, but not exclusively, a serious violation by one of the PARTIES of its obligations pursuant to articles 9, 10, 11 and 14 above will be regarded as a serious violation of the present CONTRACT.

24.4. The defaulting PARTY will transfer its SHAREHOLDING at the price set by mutual agreement by the PARTIES.

In the absence of an agreement over the price within sixty (60) days of sending written notification by the non-defaulting PARTY, the PARTIES will appoint an independent expert (an auditor of international repute with experience in China) to determine that price on the basis of the company’s net accounting value, the party or parties who exercised the OPTION TO BUY being, however, free to withdraw its/their option after determination of the price.

ARTICLE 25 — DISSOLUTION AND LIQUIDATION

25.1. Dissolution

25.1.1. The COMPANY will be dissolved if the PARTIES reach an agreement to end the COMPANY and if a unanimous resolution to this effect in voted by the Board of Directors.

25.1.2. In addition, the PARTIES decide henceforward to dissolve the COMPANY in the following circumstances:

•	The RIGHT TO USE the land is not renewed and the cost of moving the factory cannot be supported, in accordance with article 8 above, or the COMPANY is expropriated of the land;

•	The Board of Directors does not approve an extension of the COMPANY’s life in accordance with article 22 above;

•	A PARTY has cancelled the CONTRACT and asked for the dissolution of the COMPANY because of the material reorganisation of one or more of the PARTIES in the circumstances indicated in article 23 above;

•	The consequences of an event of force majeure prevent the COMPANY from pursuing its activity normally as indicated in article 26 below;

•	The PARTIES cannot restore the fair and equitable character of the CONTRACT because of circumstances of hardship described in article 27 below;

•	The occurrence of partial or total invalidity prevents execution of the present CONTRACT in accordance with article 32 below;

•	The COMPANY is incapable of continuing its activity because one of the APPENDED CONTRACTS has not come into effect (within three months of the COMPANY INCORPORATION DATE) or has been cancelled before its term;

•	An OPTION TO BUY has not been taken up in all the cases that provide for such a possibility (art 9.1.4, 14.2.3., 16.4.3., 23.1., 26.4.)

•	The present CONTRACT is ended by an arbitration award;

•	The COMPANY is bankrupt in accordance with Chinese law or is incapable of paying its due debts which prevents it from pursuing its normal activity, or its cumulative losses exceed fifty per cent (50%) of its share capital;

•	And / or the COMPANY has received an order to cease its activity because of a violation of the published Chinese laws and regulations.

25.2. Liquidation procedure

25.2.1. Following the dissolution of the COMPANY, its liquidation must be conducted in accordance with the published and applicable Chinese laws and regulations.

25.2.2. In pronouncing the dissolution of the COMPANY, the Board of Directors must establish the liquidation principles and procedure and set up a Liquidation Committee in accordance with the following provisions.

25.2.3. The Liquidation Committee’s functions are to conduct the required notifications and publications, draw up a statement of the COMPANY’s assets and debts and formulate a liquidation plan submitted for approval to the Board of Directors.

25.2.4. If the RIGHT TO USE THE LAND CONTRACT has not been terminated on liquidation of the COMPANY, the right to use the land and buildings and all the structures erected on the LAND must be sold. The UNION has a priority right to acquire these assets, at the same price as offered, if applicable, by a THIRD PARTY or another PARTY.

25.2.5. On liquidation, all the factory equipment must be sold and the UNION has a priority right to acquire all the factory’s equipment, at the same price as offered, if applicable, by a THIRD PARTY or another PARTY.

25.2.6. On liquidation, SERCEL and the UNION each have a priority right to acquire all the stocks of PRODUCTS at the same price as offered, if applicable, by a THIRD PARTY or another PARTY.

25.2.7. On liquidation of the COMPANY, the UNION and SERCEL will be the joint owners of the COMPANY’S TECHNOLOGY and will each benefit from a non-exclusive, world-wide, cost-free right to use the COMPANY’S TECHNOLOGY in accordance with the terms of appendix 25 to each manufacture and market throughout the world the products resulting from the COMPANY’S TECHNOLOGY. The UNION retains no right in relation to the SERCEL TECHNOLOGY and to technologies arising therefrom belonging to SERCEL.

25.2.8. Valuation of the assets will be conducted according to the following principles:

•	The transfer price of the assets must be set by mutual agreement by the PARTIES;

•	The minimum transfer price is the residual accounting value of the assets, after depreciation;

In the absence of agreement of the PARTIES on the transfer price, they will appoint a qualified valuation organisation in China (of international repute with experience in China) to determine this price.

25.2.9. The sums obtained by the COMPANY under the liquidation of assets will be allocated in the following order:

•	1. To payment of the liquidation expenses and remuneration of the members of the Liquidation Committee;

•	2. To payment of the costs of publication, legal procedures and arbitration;

•	3. To payment of the salaries and company’s social security schemes of the COMPANY’s staff and social security contributions;

•	4. To payment of state taxes;

•	5. To payment of other debts;

•	6. To the constitution of reserves deemed reasonable by the Board of Directors to pay the COMPANY’s unexpected charges and expenses;

•	7. To payment of corporation tax on the liquidation dividend;

•	8. To the PARTIES in proportion to their SHAREHOLDING.

25.2.10. At the close of the liquidation, the COMPANY submits a liquidation report to the APPROVING AUTHORITY.

The COMPANY will cancel its registration with the fiscal, customs and Trade and Industry authorities. It will publish the COMPANY’s liquidation in national and local newspapers.

25.2.11. Following the COMPANY’s liquidation, all the COMPANY’s books of accounts and accounting documents will be deposited by a PARTY of Chinese nationality, the other PARTIES and their representatives however having the right to make and keep a full set of copies of these books and documents.

25.3. Other consequences of the dissolution

The following provisions apply to the dissolution of the COMPANY:

•	The CABLE 408 TECHNOLOGY LICENCE CONTRACT is automatically terminated and all documents relating to the SERCEL LICENSED TECHNOLOGY are immediately returned to SERCEL;

•	The SERCEL TRADEMARK AND CORPORATE NAME LICENCE CONTRACT is automatically terminated, and the COMPANY will ask the competent authorities to cancel registration of the COMPANY’s name;

•	The JUNFENG TRADEMARK AND CORPORATE NAME LICENCE CONTRACT is automatically terminated, and the COMPANY will ask the competent authorities to cancel registration of the COMPANY’s name;

•	The effective dissolution of the COMPANY automatically brings about the end of the present CONTRACT (and all the APPENDED CONTRACTS) except for what concerns the obligations stated in articles 9.2 and 9.3 (prohibition on using the SERCEL TECHNOLOGY), 10 (confidentiality), 24 (liability for breach of contract), 25.4.3. (other consequences of the dissolution), 29 (applicable law), 30 (settlement of disputes) of the present CONTRACT which will remain in force.

ARTICLE 26 — FORCE MAJEURE

26.1. “Force majeure” signifies any event that could not be foreseen on the date of signing the present CONTRACT or any event that can be foreseen but is reasonably inevitable, such as but not limited to events such as earthquakes, typhoons, fires, floods, epidemics, strikes, riots or war.

26.2. If one of the PARTIES cannot execute the CONTRACT for reasons of force majeure, that PARTY must, within a period of fifteen (15) days of the occurrence of the event constituting force majeure, provide the other PARTIES with detailed information, confirmed by an official document emanating from the local authorities.

26.3. Depending on the consequences produced on the execution of the CONTRACT, the PARTIES decide by mutual agreement within three (3) months to:

•	end the present CONTRACT;

or

•	release the PARTIES, or one of them, from all or part of their (its) obligation(s) pursuant to the present CONTRACT;

or

•	delay execution of the CONTRACT.

26.4. If the PARTIES do not reach agreement as set out in article 26.3., each of the Parties may terminate the CONTRACT and ask for the liquidation of the COMPANY unless one of the PARTIES wishes to exercise an OPTION TO BUY the SHAREHOLDING of the others.

ARTICLE 27 — HARDSHIP

27.1. The PARTIES acknowledge that the present CONTRACT is fair and equitable on the day it is signed.

27.2. If during execution of the present CONTRACT, economic or other circumstances such as government action unhampered by legal considerations 2, that could not be foreseen on the date of signing the present CONTRACT, which are beyond the reasonable control of the PARTIES and cannot be imputed to the PARTY confronted by these circumstances, cause a fundamental change in the general situation in which the present CONTRACT takes place and, consequently, one of the PARTIES finds itself confronted with serious and unforeseeable difficulties, that PARTY must advise the other PARTY within fifteen (15) days of the date when these circumstances occur and give it detailed information.

27.3. The PARTIES must then consult each other as quickly as possible to make the necessary adjustments and reviews justified by the circumstances of hardship in order to restore the fair and equitable character of the present CONTRACT.

27.4. If it is impossible for the PARTIES to restore the fair and equitable character of the present CONTRACT, the PARTY that is the victim of the circumstances of hardship may terminate the present CONTRACT.

ARTICLE 28 — MODIFICATIONS TO THE CONTRACT

Any modification of the present CONTRACT will only become effective after signature by the PARTIES of a written agreement, drawn up in French and Chinese, approved by the APPROVING AUTHORITY.

[2]	Translator’s note : « le fait du prince » of the original is defined thus by E. Le Docte — Legal Dictionary in Four Languages

ARTICLE 29 — APPLICABLE LAW

The drawing-up, validity, interpretation, execution, modification and termination of the present CONTRACT and its APPENDICES, and disputes relating thereto are governed by the laws of the People’s Republic of China. If the applicable laws and regulations do not deal with a given question, the international conventions signed by the People’s Republic of China, and international principles and usage will apply.

ARTICLE 30 — SETTLEMENT OF DISPUTES

30.1. All disputes arising on execution of or linked to the present CONTRACT will be settled amicably between the PARTIES. Amicable consultations must begin immediately after a PARTY notifies the other of a request to this effect.

30.2. If an amicable settlement cannot be found within sixty (60) days of the date of notification mentioned previously, disputes will be submitted to arbitration in accordance with the Arbitration Regulations of the International Chamber of Commerce (the “Regulations”) at the request of one of the PARTIES with notification to the other PARTY.

Arbitration will be conducted by five (5) arbitrators. Each of the PARTIES will designate an arbitrator within thirty (30) days of notification or receipt of the arbitration request. These arbitrators are chosen freely by the PARTIES and the PARTIES’ choice cannot be limited to a previously drawn up list. The fifth arbitrator is chosen by the first four arbitrators within thirty (30) days of their appointment, as set out in the Regulations. If there is deadlock or inertia of one of the PARTIES in the procedure of designating one of the arbitrators, the designating authority will be the President of the International Chamber of Commerce.

Arbitration will be conducted in the special administrative region of Hong Kong. The fifth arbitrator will have a casting vote. The arbitration language is English. The applicable law will be that set out in article 29 of the CONTRACT.

30.3. The award is final and binds the PARTIES. By agreeing to submit themselves to arbitration, the PARTIES undertake to execute the arbitration award without delay.

30.4. During arbitration, the CONTRACT will continue to be executed by the PARTIES apart from the points in dispute.

30.5. Each of the PARTIES agrees to pay its own costs and expenses incurred during arbitration.

ARTICLE 31 — LANGUAGE

The present CONTRACT is drawn up in Chinese and French.

Both versions are authentic. Each PARTY acknowledges that it has examined both versions and that they are identical. If there is divergence between the two versions, the Chinese version will prevail.

ARTICLE 32 — PARTIAL INVALIDITY

32.1. If one of the provisions of the present CONTRACT (after approval by the APPROVING AUTHORITY) is declared null and void because it does not comply with the published law or international conventions to which China is party, the other provisions of the CONTRACT remain in force insofar as this partial invalidity does not affect an essential provision and/or the spirit of the CONTRACT.

32.2. In this case, the PARTIES decide by mutual agreement to replace the provision in question by a new provision while retaining the equilibrium and spirit of the present CONTRACT.

32.3. If the PARTIES do not succeed in reaching agreement over this new provision, and if this disagreement prevents observance of the obligations and rights of one of the parties, each of them may terminate the CONTRACT.

ARTICLE 33 – TERMS FOR EXERCISING AN OPTION TO BUY

Wherever provision is made in the contract for one of the PARTIES to exercise an option to BUY, the following terms will apply:

33.1. The PARTY that wishes to exercise its OPTION TO BUY must inform the others of this in writing and the PARTIES will meet within sixty (60) days of receipt of this written notification to reach agreement over a price. In the absence of agreement over the price within the period of sixty (60) days mentioned above, the first PARTY to take action will appoint an independent expert (an auditor of international repute with experience in China) to determine this price on the basis of the net accounting value of the company, the PARTY that has exercised the OPTION TO BUY still being free to withdraw its option after determination of the price.

33.2. In accordance with the law, the resulting transfers of shares must be approved unanimously at a meeting of the COMPANY’s Board of Directors by each of the PARTIES mandating their respective representatives to vote to approve the transfer or the planned act of disposal, it being understood that each of the PARTIES undertakes not to obstruct the OPTION TO BUY mechanism and to oblige its representatives to vote in favour of any transfer that may result from the exercise by one of the PARTIES of its OPTION TO BUY and to sign all the necessary legal documents, in particular amendments to the present Contract and to the memorandum and articles of association.

ARTICLE 34 – ENTRY INTO EFFECT OF THE CONTRACT AND MISCELLANEOUS PROVISIONS

34.1. The COMPANY’s MEMORANDUM AND ARTICLES OF ASSOCIATION and appendices drawn up in compliance with the principles of the present CONTRACT form an integral part of the CONTRACT, including the APPENDED CONTRACTS. If there is divergence between the CONTRACT and the APPENDICES, the CONTRACT will prevail.

34.2. The present CONTRACT, the MEMORANDUM AND ARTICLES OF ASSOCIATION and its appendices come into effect after the PARTIES have:

•	initialled each page, signed and stamped the last page of the present CONTRACT and the MEMORANDUM AND ARTICLES OF ASSOCIATION;

•	initialled the contracts that must be signed between the COMPANY and one of the PARTIES (or a THIRD PARTY) (in other words the APPENDED CONTRACTS) at the first [meeting of] the Board of Directors. The PARTIES acknowledge that signature by the COMPANY of all the APPENDED CONTRACTS is a preliminary condition to the entry into effect of the present CONTRACT;

•	sent the CONTRACT, the COMPANY’s MEMORANDUM AND ARTICLES OF ASSOCIATION (and the APPENDED CONTRACTS) together to the APPROVING AUTHORITY;

•	obtained formal approval from the APPROVING AUTHORITY. The PARTIES will not execute the present CONTRACT until they have received the approval certificate from the APPROVING AUTHORITY.

The present CONTRACT, the COMPANY’s MEMORANDUM AND ARTICLES OF ASSOCIATION and the APPENDED CONTRACTS will not become effective if this approval is subject to amendments that are not acceptable to the PARTIES and that do not meet their expectation when they signed or initialled it.

34.3. Any notification relating to execution of the present CONTRACT must be addressed by each PARTY to the other PARTY by fax or e-mail, and then confirmed by registered airmail. Any notification must be drawn up in French or Chinese with its translation. The PARTIES’ legal addresses shown in the present CONTRACT are postal addresses.

If there is a change of address, the PARTY concerned must inform the other PARTY of this in writing in the thirty (30) days preceding the change.

34.4. The CONTRACT is signed in Beijing, People’s Republic of China, by the representatives of each PARTY on 26th November 2003.

In ten (10) original examples in Chinese, ten (10) original examples in French.

The Committee of the Union of the Hebei Junfeng Prospecting Equipment Company

Representative

The Dongfang Geological Prospecting Limited Liability Company

Representative

The Xian Oil Prospecting Factory

Representative

SERCEL

Representative

     Exhibit 4.16

SHAREHOLDING TRANSFER CONTRACT

BETWEEN

The COMMITTEE OF THE JUNFENG UNION

The DONGFANG GEOLOGICAL PROSPECTING COMPANY

AND

SERCEL

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BETWEEN:

- The Committee of the Union of the Hebei Junfeng Prospecting Equipment Company, a legal entity, constituted in accordance with the laws of the People’s Republic of China, and having its head office in Xushui District, Hebei Province, People’s Republic of China, having as its legal representative Mrs FANG Lihua, President, of Chinese nationality, represented by Mr LI Haiyan, duly authorised to sign the present contract as described in appendix 23,

Hereafter referred to as the “UNION”

- The Dongfang Geological Prospecting Limited Liability Company, a legal entity, constituted in accordance with the law of the People’s Republic of China, and having its head office at 65 Fanyang Road, Zhuozhou, Hebei Province, People’s Republic of China, having as its legal representative Mr WANG Xiaomu, President, of Chinese nationality, represented by Mr XU Wenrong, duly authorised to sign the present contract, as described in appendix 23,

Hereafter referred to as “DONGFANG”

and

- Sercel, a company constituted in accordance with French laws, and having its head office at 16 Rue de Bel Air 44470 Carquefou, France, having as its legal representative Mr Thierry LE ROUX, President and Chief Executive Officer, of French nationality and duly authorised to sign the present contract, as described in appendix 23,

Hereafter referred to as “SERCEL”

Hereinafter referred to jointly as the “PARTIES” and individually as the “PARTY”

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TABLE OF CONTENTS

1.	DEFINITIONS
2.	TRANSFER, PRICE AND PAYMENT
3.	GUARANTEES
4.	CONSEQUENCES OF THE TRANSFER
5.	CONFIDENTIALITY
6.	AMENDMENT AND END OF THE CONTRACT
7.	BREACH OF CONTRACT
8.	FORCE MAJEURE
9.	HARDSHIP
10.	APPLICABLE LAW
11.	SETTLEMENT OF DISPUTES
12.	LANGUAGE
13.	PARTIAL INVALIDITY
14.	ENTRY INTO EFFECT AND MISCELLANEOUS

APPENDICES:

1.	List of technologies owned by JUNFENG and list of technologies conceded under licence to JUNFENG by DONGFANG

2.	Approval of the application to liquidate Baojing Junfeng

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Given that:

-	The Hebei Junfeng Prospecting Equipment Company (hereafter referred to as “JUNFENG”) is a limited liability company in which the Union and the Dongfang Geological Prospecting Limited Liability Company (referred to below as “DONGFANG” ) are 75% and 25% shareholders respectively;

-	SERCEL wishes to acquire a shareholding from the UNION representing 51% of JUNFENG’s share capital (which will bring about the change of JUNFENG’s company form into a company with Chinese and foreign capital.);

-	At the same time DONGFANG will transfer a shareholding representing 12% of JUNFENG’s share capital to the Xian General Factory for Oil Prospecting Equipment (hereafter “XPEIC”);

-	These two shareholding transfers have been approved unanimously by JUNFENG’s General Meeting of 10th November 2003;

-	The decision to transform JUNFENG into a company with Chinese and foreign capital has been approved by unanimous decision of JUNFENG’s General Meeting of 10th November 2003 ;

-	The UNION, DONGFANG, XPEIC and SERCEL have signed this same company contract transforming JUNFENG into a company with Chinese and foreign capital (hereafter the “COMPANY CONTRACT”).

Following amicable discussion, the PARTIES have decided what follows:

ARTICLE 1 — DEFINITIONS

APPROVING AUTHORITY refers to the Chinese authority charged with approving the present CONTRACT (in other words the local office of the Ministry of Trade).

CONTRACT refers to the present contract.

COMPANY CONTRACT refers to the contract for the company with Chinese and foreign capital that the UNION, DONGFANG, XPEIC and SERCEL wish to constitute following the shareholding transfers.

EFFECTIVE DATE signifies the date of approval by the Approving Authority after signature of this contract by the three parties.

COMPANY INCORPORATION DATE refers to the date the COMPANY’s operating licence is obtained by the local Trade and Industry Authority.

COMPANY refers to the company with Chinese and foreign capital that the UNION, DONGFANG, XPEIC and SERCEL wish to constitute following the shareholding transfers.

THIRD PARTY refers to any person, company, foundation, department, administration or any entity other than the UNION, DONGFANG, XPEIC or SERCEL.

Other terms shown in capital letters not defined in the present contract will have the definition set out in the COMPANY CONTRACT.

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ARTICLE 2 – TRANSFER, PRICE AND PAYMENT

2.1. SERCEL would like to buy from the UNION part of its shareholding representing 51% JUNFENG’s share capital.

2.2. By mutual agreement, the Parties have chosen a valuation organisation to conduct a valuation of JUNFENG’s assets.

2.3. This valuation organisation’s valuation report will be submitted to the State Assets Department for approval.

2.4. Based on the valuation, the transfer price negotiated between SERCEL and the UNION is 92,600,000 RMB (ninety two million six hundred thousand)

2.5. SERCEL will pay the full price in American dollars according to the following schedule:

- 75% within fifteen (15) days of the COMPANY INCORPORATION DATE.

- 25% within ten (10) days of determining the adjustment as set out in article 2.9. below.

2.6. Payment will be made by bank transfer to the following account: Bank of China – Xushui branch No. 07732108091014

2.7. The UNION’s legal representative will take charge of the distribution of the price among the employees and other members of the UNION and in this regard discharges SERCEL of any direct or indirect responsibility.

2.8. This payment in foreign currency will be supported by a certificate issued by the exchange control authorities.

2.9. The final accounts will be made up on the basis of the company accounts at the end of the month in which the COMPANY is constituted. An adjustment will be made to take account of variations between the accounts at 31/7/03, included in the valuation report, and the final accounts. The valuation organisation that carried out the revaluation on the accounts at 31/7/03 will calculate this adjustment, in co-operation with SERCEL’s advisor. The amount of the adjustment may be discussed between the Parties.

The amount of the variation in the proportion of 51% will be compared with the price mentioned in Article 2.4. and the positive or negative difference in this comparison will be the amount of the adjustment. The adjustment must be determined within (30) days of the date when the final accounts are made up and is payable within 10 days.

ARTICLE 3 — GUARANTEES

3.1. The UNION guarantees SERCEL that:

•	The UNION is a duly constituted entity, exercising its activity in accordance with Chinese law, and is of good repute;

•	The UNION has all the necessary civil capacity and powers to execute its obligations pursuant to the present CONTRACT;

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•	The UNION’s representative whose signature is affixed below is fully authorised to sign the present CONTRACT in the name of the UNION and all its members, in accordance with a valid power, a copy of which has been sent to SERCEL ;

•	The UNION is not bound by any contract or agreement that may hinder the COMPANY’s incorporation and activities or prevent execution by the UNION of its obligations set out in the present CONTRACT ;

3.2. DONGFANG guarantees SERCEL that:

•	DONGFANG is a legal entity duly constituted, exercising its activity in accordance with Chinese law, and is of good repute;

•	DONGFANG has all the necessary civil capacity and powers to execute its obligations pursuant to the present CONTRACT;

•	DONGFANG’s representative whose signature is affixed below is fully authorised to sign the present CONTRACT, in accordance with a valid power a copy of which has been sent to SERCEL;

•	DONGFANG is not bound by any contract or agreement that may hinder the incorporation and activities of the COMPANY or prevent execution by DONGFANG of its obligations set out in the present CONTRACT ;

3.3. The UNION and DONGFANG guarantee SERCEL that:

•	JUNFENG was incorporated in accordance with Chinese laws and regulations, and exercises its activity in accordance with Chinese law, and is of good repute;

•	All the salaries, company’s social security schemes and taxes due in connection with JUNFENG’s employees have been paid up to the COMPANY INCORPORATION DATE, are up-to-date, in accordance with the requirements of the applicable Chinese laws and regulations, and there is no liability arising therefrom;

•	JUNFENG is the lawful owner and/or owns the exclusive right to use the assets that are transferred and the said assets are the sole and exclusive property of JUNFENG and are from all mortgage rights or THIRD PARTY right, other than those mentioned in appendix 15 of the Company Contract;

•	The equipment transferred is in working order and affords normal safety conditions given its previous use by JUNFENG, other than that mentioned in appendix 16 of the Company Contract;

•	JUNFENG’s existing industrial installations are connected to the public running water, heating, electricity and sewerage networks, and to telecommunications systems and all other necessary public networks.

•	The list of patents, expertise, designs and models licensed by DONGFANG to the COMPANY corresponds to all the patents, expertise, designs and models used by JUNFENG before its transformation, and there is no action or claim against JUNFENG or DONGFANG in relation to these trademarks, patents, expertise, designs and models; all precautions have been taken to preserve the confidentiality of information connected with these trademarks, patents, expertise, designs and models.

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•	JUNFENG is the sole owner or legal user of the technical information, patents, experience and expertise used by JunFeng on the day the Contract is signed that does not form part of the SERCEL LICENSED TECHNOLOGY or the DONGFANG TECHNOLOGY.

•	JUNFENG has not infringed in any way whatsoever the intellectual or industrial property rights, expertise, designs or models of THIRD PARTIES on the Chinese or international market;

•	JUNFENG is not bound by any contract, commitment or agreement that may hinder the incorporation and activities of the COMPANY in China or abroad;

•	JUNFENG has no subsidiaries other than the company “Baoding Junfeng”;

•	JUNFENG is not bound by any contract or agreement other than those mentioned in appendix 20 of the Company Contract;

•	JUNFENG is not bound by any bank borrowing and has not issued any surety or guarantee in relation to third party commitments, other than those mentioned in appendix 17 of the Company Contract;

•	The insurance polices subscribed by JUNFENG on assets, vehicles and transport (see list in appendix 18 of the Company Contract) provide for reasonable levels of guarantee and will be continued in the COMPANY’s name;

•	JUNFENG has no distributors or agents other than those mentioned in appendix 19 of the Company Contract;

•	JUNFENG conducts its activity in accordance with the laws, regulations, provisions and other government directives in particular, but without limitation, on environmental protection and that the land is not polluted;

•	No action, claim, dispute, process or procedure has been entered into or risks being entered into, by or before any Chinese or foreign authority or jurisdiction or by any third party against JUNFENG that could affect execution of the present CONTRACT (other than those mentioned in appendix 21 of the Company Contract, which will not be transferred to the COMPANY);

•	JUNFENG has successfully completed all formalities within the required periods with regard to the local and national authorities to which it has sent any report, item of data and estimate concerning in particular local and national taxes and customs dues and other taxes, and has paid all taxes due within the required periods; sufficient provisions have been constituted on the date of closing the accounts and on the EFFECTIVE DATE to cover in particular any amount of taxes and customs dues payable for the period prior to the COMPANY INCORPORATION DATE;

•	The accounting and financial documents provided by JUNFENG, such as the balance sheet, profit and loss account and cash flow situation are in compliance with JUNFENG’s books of accounts and reports, and have been prepared in accordance with the Chinese GAAP. The adjusted valuation report accepted by the PARTIES faithfully represents the state of JUNFENG’s assets and balance sheet at 31st July 2003. The profit and loss account and cash flow situation faithfully represent JUNFENG’s present situation and results at 31st July 2003;

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•	All the information provided to SERCEL relating in particular but without limitation to JUNFENG’s assets, operations, technology, industrial and intellectual property rights and financial situation are authentic, correct and complete and provide a faithful representation of JUNFENG’s situation, particularly its legal, financial, fiscal, operational or commercial situation and no information necessary to obtain this faithful representation has been omitted;

•	From the signature date of the present CONTRACT to the COMPANY INCORPORATION DATE, unless there is a contrary clause in the present CONTRACT, there is and will be no modification that significantly and unfavourably affects JUNFENG’s activity, financial situation or results, and operations will have been conducted in a manner that complies with the manner in which they were conducted before the CONTRACT was signed;

All the above-mentioned guarantees are correct on the day the present CONTRACT is signed and will remain correct for the whole period between the CONTRACT signature date and the COMPANY INCORPORATION DATE.

3.4. Preparation Committee

During this period, control of JUNFENG’s management will be put in place by a Preparation Committee constituted in accordance with article 15 of the COMPANY CONTRACT, which will be responsible for:

•	Monitoring JUNFENG’s management for the period between signature of the transfer contract and the COMPANY INCORPORATION DATE, and in particular for authorising any expenditure in excess of 1,000,000 RMB (one million), authorising the subscription of any contractual commitment for a period in excess of six [6] months or that gives rise to financial commitments of over 500,000 RMB (five hundred thousand), the subscription of any loan or borrowing from banks, the taking on of any new employee, and more generally any decision that could have an unfavourable effect on the accounts or the financial or commercial situation of JUNFENG or the COMPANY;

•	Drawing up an inventory of the stocks that are to be taken over by the COMPANY (finished and semi-finished products, raw materials, spare parts, etc.);

•	Validating and authorising the constitution of additional stocks compared with those existing in JUNFENG at 31st July 2003;

•	Selecting those JUNFENG employees who will be transferred to the COMPANY and drawing up the necessary employment contracts;

•	Preparing and negotiating on behalf of the COMPANY all the necessary agreements such as service agreements, raw material supply agreements, etc.;

•	Negotiating loans to be subscribed by the COMPANY;

•	Drawing up the opening accounting balance sheet;

•	Ensuring that all the necessary formalities for the present CONTRACT to become effective are performed as soon as possible;

•	Controlling the financing plan and expenditure;

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•	Establishing management methods relating to the project, completing and retaining all documents, designs and files;

•	Drawing up the profit and loss account for the period between the valuation base date and the COMPANY INCORPORATION DATE.

After completing this work, the Preparation Committee will be dissolved on decision of the Board of Directors.

All the Preparation Committee’s acts relating to the COMPANY’s activities must be ratified by the Board of Directors from the COMPANY INCORPORATION DATE.

If the COMPANY CONTRACT does not come into force, the acts of the Preparation Committee will be regarded as null and void.

3.5. SERCEL guarantees the UNION that:

•	SERCEL is a duly constituted company exercising its activity in accordance with French law, and is of good repute;

•	SERCEL has all capacity and powers to execute its obligations pursuant to the present CONTRACT;

•	SERCEL’s representative whose signature is affixed below is fully authorised to sign the present CONTRACT, in accordance with a valid power, a copy of which has been sent to the UNION;

•	SERCEL is not bound by any contract or agreement that may hinder the COMPANY’s incorporation and activities or prevent execution by SERCEL of its obligations set out in the present CONTRACT; DONGFANG and the UNION acknowledge that SERCEL has a 40% shareholding in XIAN-SERCEL of which the object is to manufacture certain land-based seismic products;

•	SERCEL exercises its activity in accordance with the laws, regulations, provisions and other government directives regarding environmental protection;

•	No action, claim, dispute, process or procedure has been entered into, or risks being entered into by or before any authority or jurisdiction against SERCEL that could affect the execution of the present CONTRACT ;

3.6. Indemnities

3.6.1. The UNION and DONGFANG jointly undertake and agree to indemnify and guarantee SERCEL against any liability, damage, loss, fine, penalty, claim, cost or expense suffered directly by SERCEL or the COMPANY resulting from a false or incorrect representation of reality or incorrectness or violation of the guarantees and assurances set out in articles 3.1 and 3.2 until the prescription date for the corresponding actions or claims.

3.6.2. SERCEL undertakes and agrees to indemnify and guarantee the UNION and DONGFANG against all liability, damage, loss, fine, penalty, claim, cost or expenses suffered directly by the UNION and DONGFANG resulting from a false or incorrect representation of reality or incorrectness or violation of the guarantees and assurances set out in article 3.5. until the prescription date for the corresponding actions or claims.

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3.6.3. Moreover the UNION and DONGFANG jointly undertake and agree to indemnify and guarantee SERCEL against all liability, damage, loss, fine, penalty, claim, cost or expense suffered directly by SERCEL or the COMPANY resulting from a false or incorrect representation of reality or incorrectness or violation of the guarantees and assurances set out in article 3.3. or resulting from administrative or legal procedures relating to events that occurred before the COMPANY INCORPORATION DATE in relation in particular but without limitation to liability for products and pollution, until the prescription date for the corresponding actions or claims and within the financial limit of 50% of the purchase price set out in the present CONTRACT.

3.6.4. The guarantee will come into play by sending a registered letter on receipt of the complaint or assessment of loss suffered by the COMPANY or the party concerned.

3.6.5. If the guarantor is not in a position to substitute himself for the beneficiary or pay on behalf of the beneficiary, or indemnify the beneficiary for the loss suffered, the beneficiary may demand that the guarantor sell part of his assets. When the UNION indemnifies, if the UNION is not in a position to reimburse the whole of the indemnity, it must indemnify with is SHAREHOLDING or other interests in the COMPANY. The other PARTIES undertake not to exercise their RIGHT OF PRE-EMPTION in the case of the transfer of all or part of the UNION’s SHAREHOLDING to SERCEL;

ARTICLE 4 — CONSEQUENCES OF THE SHAREHOLDING TRANSFER

4.1. At the same time as this CONTRACT is signed, the PARTIES will sign the COMPANY CONTRACT and the necessary memorandum and articles of association for the COMPANY to be set up.

4.2. The PARTIES’ shareholdings in the COMPANY’s share capital will be as follows:

SERCEL: 51% or an amount expressed in RMB of 92,600,000 (ninety two million six hundred thousand)

UNION: 24% or an amount expressed in RMB of 43,576,460 (forty three million five hundred and seventy six thousand four hundred and sixty)

DONGFANG: 13% or an amount expressed in RMB of 23,603,910 (twenty three million six hundred and three thousand nine hundred and ten)

XPEIC: 12% or an amount expressed in RMB of 21,788,230 (twenty one million seven hundred and eighty eight thousand two hundred and thirty).

4.3. Trademark and corporate name licence contracts will be signed between SERCEL and the COMPANY and between the UNION, DONGFANG and the COMPANY respectively for the SERCEL name and the JUNFENG name, the use of which will be conceded, under certain conditions, without charge to the COMPANY.

4.4. The COMPANY will take over the rights and obligations of contracts signed by JUNFENG, a list of which is given in appendix 20 of the COMPANY CONTRACT.

4.5. The COMPANY will take over JUNFENG’s 480 (four hundred and eighty) employees.

4.6. Given that the application to liquidate JUNFENG’s subsidiary “Baoding Junfeng” was approved by the Boading COFTEC on 22nd April 2003 and the liquidation should have ended before the COMPANY INCORPORATION DATE, the COMPANY need not therefore take over any of its rights and obligations. If the liquidation has not ended before the COMPANY INCORPORATION DATE, the UNION and DONGFANG give SERCEL an undertaking that they will take over Baoding Junfeng’s rights and obligations.

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ARTICLE 5 — CONFIDENTIALITY

5.1. Each of the Parties undertakes to keep secret and confidential and not to disclose to a THIRD PARTY, other than its staff, its directors, advisors and auditors any technical, economic, financial or commercial information relating to JUNFENG obtained through the other PARTIES, unless the disclosure of such information is expressly authorised by the other PARTIES.

5.2. Each of the Parties will take the necessary precautions and security measures to ensure that this Article 5 is observed by each of its directors, executives, employees, temporary staff or contracting partners who have access to the information exchanged and guarantees respect of this Article by its directors, executives, employees, temporary staff or contracting partners. Each of the PARTIES may transmit confidential information to the PARENT COMPANY, directly or indirectly, as part of normal financial reporting and more generally may transmit all information necessary for the observance of the laws and regulations to which each of the PARTIES is directly or indirectly subject in this matter.

5.3. The obligations subscribed by each of the Parties pursuant to article 5 do not apply to information obtained through one of the PARTIES that is or will be published, or will become accessible to the public through sources not subject to confidentiality, other than a disclosure by the PARTY that received this information, nor to information already in the possession of the PARTY receiving it on the date of its transmission or that may be transmitted to it subsequently by other sources not subject to confidentiality, nor to information that a Party is obliged to disclose to observe the laws and regulations to which it is directly or indirectly subject.

ARTICLE 6 – AMENDMENTS AND END OF THE CONTRACT

6.1. Any modification of the present CONTRACT will only become effective after signature by the PARTIES of a written agreement, drawn up in French and Chinese.

6.2. The present CONTRACT may be terminated in the cases set out in articles 7.2., 8.3 or 9.4. Moreover, SERCEL may terminate the contract without indemnity due to the other Parties if, before the COMPANY INCORPORATION DATE a modification of any kind occurs that significantly and unfavourably affects JUNFENG’s activity, financial situation or results and if the management control put in place by the Preparation Committee constituted in accordance with article 15 of the mixed capital COMPANY CONTRACT has not been respected, which article is incorporated with reference to the present CONTRACT.

ARTICLE 7 — RESPONSIBILITIES FOR BREACH OF CONTRACT

7.1. If all or part of the present CONTRACT cannot be executed because of the wrongful behaviour of (act or omission) of one of the PARTIES, that PARTY will assume responsibility thereof.

7.2. If one of the PARTIES commits a serious violation of the present CONTRACT, such as non-transfer of the shareholding of the transferring party or non-payment by the acquirer in accordance with the provisions of the present CONTRACT, and if that PARTY does not remedy this failure to execute or violation within thirty (30) days of receipt of a formal written notice sent by the other PARTY, that PARTY may terminate the CONTRACT and claim damages (within the limits of an amount of 30% of the total transfer price).

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7.3. The defaulting PARTY is regarded as solely and entirely responsible for the breach of CONTRACT and will take on all liability within the limits defined in article 7.2 above.

ARTICLE 8 — FORCE MAJEURE

8.1. “Force majeure” signifies any event that could not be foreseen on the date of signing the present CONTRACT or any event that can be foreseen but is reasonably inevitable, such as but not limited to events such as earthquakes, typhoons, fires, floods, epidemics, strikes, riots or war.

8.2. If one of the PARTIES cannot execute the CONTRACT for reasons of force majeure, that PARTY must, within a period of fifteen (15) days of the occurrence of the event constituting force majeure, provide the other PARTIES with detailed information, indicating the reasons why it cannot execute all or part of the CONTRACT, confirmed by an official document emanating from the local authorities.

8.3. Depending on the consequences produced on the execution of the CONTRACT, the PARTIES decide by mutual agreement within three (3) months to:

•	end the present CONTRACT;

•	release the PARTIES, or one of them, from all or part of their (its) obligation(s) pursuant to the present CONTRACT;

•	delay execution of the CONTRACT.

8.4. If the PARTIES do not reach agreement as set out in article 8.3., the contract will be automatically terminated.

ARTICLE 9 — HARDSHIP

9.1. The PARTIES acknowledge that the present CONTRACT is fair and equitable on the day it is signed.

9.2. If during execution of the present CONTRACT, economic or other circumstances such as government action unhampered by legal considerations, that could not be foreseen on the date of signing the present CONTRACT, which are beyond the reasonable control of the PARTIES and cannot be imputed to the PARTY confronted by these circumstances, cause a fundamental change in the general situation in which the present CONTRACT takes place and, consequently, one of the PARTIES finds itself confronted with serious and unforeseeable difficulties, that PARTY must advise the other PARTY within fifteen (15) days of the date when these circumstances occur and give it detailed information.

9.3. The PARTIES must then consult each other as quickly as possible to make the necessary adjustments and reviews justified by the circumstances of hardship in order to restore the fair and equitable character of the present CONTRACT.

9.4. If it is impossible for the PARTIES to restore the fair and equitable character of the present CONTRACT, the PARTY that is the victim of the circumstances of hardship may terminate the present CONTRACT.

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ARTICLE 10 – APPLICABLE LAW

The drawing-up, validity, interpretation, execution, modification and termination of the present CONTRACT and its APPENDICES, and disputes relating thereto are governed by the laws of the People’s Republic of China. If the applicable laws and regulations do not deal with a given question, the international conventions signed by the People’s Republic of China, and international principles and usage will apply.

ARTICLE 11 – SETTLEMENT OF DISPUTES

11.1. All disputes arising on execution of or linked to the present CONTRACT will be settled amicably between the PARTIES. Amicable consultations must begin immediately after a PARTY notifies the other of a request to this effect.

11.2. If an amicable settlement cannot be found within sixty (60) days of the date of notification mentioned previously, disputes will be submitted to arbitration in accordance with the Arbitration Regulations of the International Chamber of Commerce (the “Regulations”) at the request of one of the PARTIES with notification to the other PARTY.

Arbitration will be conducted by four (4) arbitrators named in accordance with the Regulations. Each of the PARTIES will designate an arbitrator within thirty (30) days of notification or receipt of the arbitration request. These arbitrators are chosen freely by the PARTIES and the PARTIES’ choice cannot be limited to a previously drawn up list. The fourth arbitrator is chosen by the first three arbitrators within thirty (30) days of their appointment, as set out in the Regulations. If there is deadlock or inertia of one of the PARTIES in the procedure of designating one of the arbitrators, the designating authority will be the President of the International Chamber of Commerce.

Arbitration will be conducted in Hong Kong. The fourth arbitrator will have a casting vote. The arbitration language is English. The applicable law will be that set out in article 10 above.

11.3. The award is final and binds the PARTIES. By agreeing to submit themselves to arbitration, the PARTIES undertake to execute the arbitration award without delay.

11.4. During arbitration, the CONTRACT will continue to be executed by the PARTIES apart from the points in dispute.

11.5. The arbitration costs will be determined by the court of arbitration and borne by the losing PARTY.

ARTICLE 12 – LANGUAGE

The present CONTRACT is drawn up in Chinese and French.

Both versions are authentic. Each PARTY acknowledges that it has examined both versions and that they are identical. If there is divergence between the two versions, the Chinese version will prevail.

ARTICLE 13 – PARTIAL INVALIDITY

13.1. If one of the provisions of this CONTRACT is declared null and void because it does not comply with the enacted laws or international conventions to which China is party, the other

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provisions of the CONTRACT remain in force insofar as this partial invalidity does not affect an essential provision and/or the spirit of the CONTRACT.

13.2. In this case, the PARTIES decide by mutual agreement to replace the provision in question by a new provision while retaining the equilibrium and spirit of the present CONTRACT.

13.3. If the PARTIES do not succeed in reaching agreement over this new provision, and if this disagreement prevents observance of the rights and/or obligations of one of the parties, each of them may terminate the CONTRACT.

ARTICLE 14 – ENTRY INTO EFFECT AND MISCELLANEOUS

14.1. The appendices to this CONTRACT form an integral part thereof.

This CONTRACT and its appendices will come into effect after having been signed by each of the PARTIES and approved by the APPROVING AUTHORITY;

14.2. The UNION will take responsibility for taxation that applies to the transfer transaction.

14.3. This CONTRACT and its appendices are initialled and signed in Beijing, on 26th November 2003, in ten (10) original examples in Chinese, and ten (10) original examples in French.

For the UNION:

For DONGFANG:

For SERCEL:

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